UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Marathon Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting
of Stockholders and Proxy Statement

2007

Wednesday, April 25, 2007

10:00 A.M. Central Time

Conference Center Auditorium

Marathon Oil Tower

5555 San Felipe Road

Houston, Texas 77056

Please vote promptly either by:

•                  telephone,

•                  the Internet, or

•                  marking, signing and returning your proxy or voting instruction card.

Marathon Oil Corporation 5555 San Felipe Road Houston, TX 77056	Clarence P. Cazalot, Jr. President and Chief Executive Officer

March 13, 2007

Dear Marathon Stockholder,

On behalf of your board of directors and management, you are cordially invited to attend our 2007 annual meeting of stockholders to be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas, on Wednesday, April 25, 2007 at 10:00 a.m. Central Time.

If your shares are held of record with National City Bank, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card, or alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in “street name”), enclosed is a voting instruction card, which you should use to vote those shares. You also have the option of voting by mail, or through the use of the telephone or Internet.

You will find information regarding the matters to be voted on at the meeting in the enclosed proxy statement. Our 2006 Annual Report to stockholders is also enclosed with these materials.

Your vote is important. We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

Table of Contents

Notice of Annual Meeting of Stockholders
Proxy Statement
Questions and Answers
The Board of Directors and Governance Matters
Compensation of Directors
Proposals of the Board
Proposal No. 1
Election of Directors
Nominees for Director
Continuing Directors
Proposal No. 2
Ratification of Independent Auditor for 2007
Proposal No. 3
Approval of 2007 Incentive Compensation Plan
Proposal No. 4
Amend our Restated Certificate of Incorporation and By-laws to Eliminate the Supermajority Vote Provision
Proposal No. 5
Amend our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
Audit Committee Report
Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation Committee Report
Compensation Discussion and Analysis
Executive Compensation Tables and Other Information
Certain Relationships and Related Person Transactions

APPENDIX I – 2007 Incentive Compensation Plan

APPENDIX II – Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

Notice of Annual Meeting of Stockholders

on April 25, 2007

We will hold our 2007 annual meeting of stockholders in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 on Wednesday, April 25, 2007 at 10:00 a.m. Central Time, in order to:

•      elect five directors;

•      ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for 2007;

•      approve the 2007 Incentive Compensation Plan;

•      consider a proposal of the Board to amend our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision by stockholders;

•      consider a proposal of the Board to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

•      transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of Marathon Oil Corporation common stock at the close of business on February 26, 2007. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

We have enclosed a copy of the Company’s 2006 Annual Report to stockholders with this notice and proxy statement.

By order of the Board of Directors,

William F. Schwind, Jr.

Secretary

Dated: March 13, 2007

Marathon Oil Corporation
5555 San Felipe Road
Houston, TX 77056

Proxy Statement

We have sent you this proxy statement because the Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are Thomas J. Usher, Clarence P. Cazalot, Jr. and Janet F. Clark. They will vote your shares as you instruct.

We will hold the meeting on April 25, 2007 in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 2006 Annual Report on or about March 16, 2007.

Questions and Answers

•            Who may vote?

You may vote if you were a holder of Marathon Oil Corporation (“Marathon” or the “Company”) common stock at the close of business on February 26, 2007, which is the record date of the meeting. Each share of common stock is entitled to one vote.

•            What may I vote on?

You may vote on:

•         the election of five nominees to serve as directors;

•         the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2007;

•         the approval of our 2007 Incentive Compensation Plan;

•         a proposal to amend our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision by stockholders; and

•         a proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

•            How does the Board recommend I vote?

The Board recommends that you vote:

•         FOR each of the nominees for director;

•         FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent auditor for 2007;

•         FOR the approval of the 2007 Incentive Compensation Plan;

•         FOR the proposal to amend our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision by stockholders; and

•         FOR the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

•            How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card, and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares in accordance with the Board’s recommendation on each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on the books of our transfer agent), you may also vote in person by attending the meeting.

•            May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•         voting again by telephone or over the Internet;

•         sending us a proxy card dated later than your last vote;

•         notifying the Secretary of Marathon in writing; or

•         voting at the meeting.

•            How many outstanding shares are there?

At the close of business on February 26, 2007, which is the record date for the meeting, there were 344,294,436 shares of Marathon common stock outstanding.

•            How big a vote do the proposals need in order to be approved?

Directors are elected by a majority of the votes cast. For a director to be elected, this means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions will not be taken into account in director elections. Each of the proposed amendments to the Restated Certificate of Incorporation will be approved if it receives the vote of a majority of the shares of common stock outstanding and entitled to vote. Each of the other proposals will be approved if it receives a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

•            What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors, the ratification of the independent auditor, and the proposals of the Board to amend our Restated Certificate of Incorporation are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as the proposal to approve the 2007 Incentive Compensation Plan, unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

•            What constitutes a quorum?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

•            Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators and the inspector of elections are required to execute confidentiality agreements.

•            How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our corporate Secretary on or after December 28, 2006 and no later than January 28, 2007, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

•            When must stockholder proposals be submitted for the 2008 annual meeting?

Stockholder proposals submitted for inclusion in our 2008 proxy statement must be received in writing by our corporate Secretary no later than the close of business on November 17, 2007. Stockholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after January 1, 2008 and no later than January 31, 2008 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

The Board of Directors and Governance Matters

Under our by-laws and the laws of Delaware, Marathon’s state of incorporation, the business and affairs of Marathon are managed under the direction of the Board of Directors. The Board met ten times in 2006. Their attendance averaged approximately 96 percent for the aggregate of the total number of Board and committee meetings held in 2006. Under our Corporate Governance Principles, directors are expected to attend the annual meeting of stockholders, and in 2006 all of our directors attended the meeting. Mr. Snow did not attend because he was not elected to the Board until September 27, 2006.

With respect to a lead or presiding director, the chairman of the Board presides at all meetings of stockholders and of the Board of Directors. In circumstances where the outside directors meet without the chairman or in circumstances where the chairman is unavailable, the chairman of the Corporate Governance and Nominating Committee presides at any such meeting, unless the Board determines that another director should lead the discussion due to the particular subject matter being discussed.

Our Corporate Governance Principles also require non-management directors of the Company to meet at regularly scheduled executive sessions. To comply with this directive, an offer of an executive session is extended to non-management directors at each regularly scheduled Board meeting. The chairman of the Board presides at these executive sessions, which serve as an efficient check on management. In 2006, non-management directors of the Company held seven executive sessions.

The Board has four principal committees, all the members of which are independent, non-employee directors. These committees are described on this and the following pages. The table below shows the current committee memberships of each director and the number of meetings that each corresponding committee held in 2006.

Board Committee Memberships

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Committee on Financial Policy
Charles F. Bolden, Jr.	X		X	X
David A. Daberko	X		X	X*
William L. Davis	X	X		X
Shirley Ann Jackson	X*	X	X
Philip Lader		X	X	X
Charles R. Lee	X		X	X
Dennis H. Reilley	X	X	X*
Seth E. Schofield		X	X	X
John W. Snow		X	X	X
Douglas C. Yearley	X	X*		X
Number of Meetings in 2006 of Corresponding Committee	5	4	4	4

* Chair

Board and Committee Independence

The principal committee structure of the Board includes audit, compensation, corporate governance and nominating, and financial policy. These committees are comprised entirely of independent directors.

In determining independence, the Board affirmatively determines whether directors have no material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm’s length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, any direct compensation from the Company in excess of $100,000 during any twelve-month period within the last three years, other than compensation for board or committee service, pension or other forms of deferred compensation for prior service, or compensation paid to an immediate family member who is a non-executive employee of the Company; (3) with respect to the Company’s external auditor, (a) not being engaged, or having an immediate family member engaged, as a current partner by the Company’s external auditor, (b) not being a current employee of the Company’s external auditor, (c) not having an immediate family member who is a current employee of the Company’s external auditor and who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) not being engaged or employed or having an immediate family member engaged or employed, within the past three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company’s present executive officers serve or served on the other company’s compensation committee; (5) not being a current employee, or having an immediate family member who is a current executive officer, of a company that makes or made payments to, or receives or received payments from, the Company for property or services in an amount which, in any of the three preceding fiscal years, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues; and (6) not being an executive officer of a tax-exempt organization of which the Company has within the three preceding fiscal years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the tax-exempt organization’s consolidated gross revenues.

Applying these categorical standards, the Board determined that the following directors qualify as independent: Charles F. Bolden, Jr.; David A. Daberko; William L. Davis; Shirley Ann Jackson; Philip Lader; Charles R. Lee; Dennis H. Reilley; Seth E. Schofield; John W. Snow; Thomas J. Usher; and Douglas C. Yearley.

In determining the independence of David Daberko, the Board further considered the stock transfer agent and banking services provided by National City Bank to the Company. The Board determined that Mr. Daberko had no material interest in any such transaction.

Audit Committee

The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at http://www.marathon.com/Audit_Committee_Charter/. The charter requires the committee to reassess and report to the Board on the adequacy of the charter on an annual basis, which the committee did in 2006. All the members of the Audit Committee are independent (as independence is defined in Exchange Act Rule 10A-3, as well as the general independence requirements of NYSE Rule 303A.02).

This committee is, among other things, responsible for:

•      appointing, replacing, compensating and overseeing the work of the independent auditor;

•      reviewing the fees proposed by the independent auditor for the coming year and approving in advance all audit, audit-related, tax and permissible non-audit services to be performed by the independent auditor;

•      separately meeting with the independent auditors, the internal auditors and management with respect to the status and results of their activities;

•      reviewing with the chief executive officer, the chief financial officer, and the general counsel the Company’s disclosure controls and procedures and management’s conclusions about the efficacy of such disclosure controls and procedures;

•      reviewing, approving and discussing with management and the independent auditors the annual and quarterly financial statements, reports of internal control over financial reporting, the annual report to stockholders, and the Form 10-K;

•      reviewing earnings press releases, as well as financial information and earnings guidance issued publicly or provided to analysts and rating agencies;

•      discussing with management guidelines and policies to govern the process by which risk assessment and management is undertaken by the Company; and

•      completing an annual performance evaluation of this committee.

The Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside legal, accounting or other consultants.

Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit Committee adopted the Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services. This policy is attached as Appendix II to this proxy statement and is also available on the Company’s website at http://www.marathon.com/Policy_PreAppAudit_Tax_NonAudit/. Among other things, this policy sets forth the procedure for the committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under the de minimus exception. Notwithstanding the de minimus exception, it is the intent of the committee that standard practice will be to pre-approve all permissible non-audit services. The committee delegated pre-approval authority of up to $500,000 to the Audit Committee Chair for unbudgeted items.

Audit Committee Financial Expert

Based on the attributes, education and experience requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board of Directors has determined that David A. Daberko, Charles R. Lee, and Dennis H. Reilley each qualify as an “Audit Committee Financial Expert.”

•      Mr. Daberko is currently the chairman of the board and chief executive officer of National City Corporation. In addition to certifying the effectiveness of internal controls and procedures required by his position as CEO, Mr. Daberko’s previous positions with National City required him to oversee internal accounting controls and set internal control policy. As head of bank investments, he was responsible for overseeing accounting for that area. Mr. Daberko holds a MBA in finance from Case Western Reserve University.

•      Mr. Lee held positions as senior vice president-finance for Penn Central Corp. and Columbia Pictures Industries Inc., and senior vice president of finance with GTE Corporation. He received a MBA with distinction from the Harvard Graduate School of Business Administration.

•      Mr. Reilley is the chairman of the board of Praxair, Inc. He also served as chief executive officer of Praxair from 2000 through 2006. In addition to certifying the effectiveness of internal controls and procedures required by his position as CEO, Mr. Reilley’s experience included serving as former chair of Entergy Corporation’s audit committee. He holds a Bachelor of Science in finance from Oklahoma State University.

Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

The Audit Committee adopted guidelines for hiring of employees or former employees of the independent auditor. In summary, these guidelines provide that the Company shall not hire any employee or former employee of its independent auditor for a position in a financial reporting oversight role if such employee or former employee was the lead or concurring partner, or any other member of the audit engagement team who provides more than ten hours of audit, review or attest services during the one-year period preceding the date of the initiation of the audit. A complete set of these guidelines is available on the Company’s website at http://www.marathon.com/Guide_Hire_Employees_Indep_Auditor/.

Policy for Whistleblowing Procedures

The Audit Committee adopted and approved the Company’s Policy for Whistleblowing Procedures. This policy establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees to the Company of concerns regarding questionable accounting or auditing matters. The Policy for Whistleblowing Procedures is available on the Company’s website at http://www.marathon.com/Policy_Whistleblowing_Procedures/.

Compensation Committee

The Compensation Committee is composed solely of directors who satisfy all criteria for independence under applicable law and the rules of the New York Stock Exchange and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the committee.

The Compensation Committee has a written charter adopted by the Board, which is available on the Company’s website at http://www.marathon.com/Charter_Comp_Committee/. The charter requires the committee to reassess and report to the Board on the adequacy of the charter on an annual basis, which the committee did in 2006.

The committee is, among other things, responsible for:

•      making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation;

•      reviewing and approving corporate goals and objectives relevant to the chief executive officer’s compensation, and determining and approving the chief executive officer’s compensation level based on the Board’s performance evaluation of the chief executive officer;

•      determining and approving the compensation of the other executive officers, and reviewing the succession plan relating to positions held by the other executive officers;

•      recommending to the Board and administering the incentive compensation plans and equity-based plans of the Company;

•      confirming the achievement of performance levels under the Company’s incentive compensation plans;

•      reviewing, recommending, and discussing with management the compensation discussion and analysis section included in the Company’s annual proxy statement; and

•      evaluating its performance on an annual basis.

The committee may delegate its responsibilities to a subcommittee comprised of one or more members of the committee.

The committee has hired Towers Perrin, a global professional services firm, to serve as its compensation consultant, and Towers Perrin reports directly to the committee. The consultant provides the committee with comparative data on executive compensation and expert advice on the design and implementation of the Company’s annual and long-term compensation programs.

The committee seeks input from the CEO on compensation decisions and performance appraisals for all other officers. However, all officer compensation matters are approved by the committee.

The committee meets at least four times a year and is given the opportunity to meet in executive session at each of its meetings. With input from the compensation consultant, the CEO, and the Vice President of Human Resources, the chairman of the committee approves the agendas for committee meetings. When possible, the committee previews and discusses significant compensation decisions at one meeting before giving formal approval at a subsequent meeting.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Douglas Yearley (Chairman), William Davis, Shirley Ann Jackson, Philip Lader, Dennis Reilley, Seth Schofield and John Snow. Each person qualifies as an independent non-employee director, and no member has served as an officer or employee of the Company. During 2006, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of our Compensation Committee or Board of Directors.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed solely of independent directors in accordance with the rules of the New York Stock Exchange. The committee’s primary purpose is to discharge the Board’s responsibility related to public policy matters, the development and implementation of a set of corporate governance principles, the identification of individuals qualified to become board members, and the review of the qualifications and make-up of the Board membership.

The committee is, among other things, responsible for:

•                  reviewing and making recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of candidates for election as directors, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board;

•                  considering and recruiting candidates to fill positions on the Board;

•                  considering nominees recommended by stockholders for election as directors;

•                  reviewing and making recommendations to the Board of each Board committee’s membership and committee chairpersons including, without limitation, a determination of whether one or more Audit Committee members qualifies as an “audit committee financial expert” in accordance with applicable law;

•                  assessing and recommending overall corporate governance practices;

•                  establishing the process and overseeing the evaluation of the Board;

•                  reviewing public issues identified by management and the Company’s efforts in addressing these public issues through research, analysis, lobbying efforts and participation in business and government programs;

•                  reviewing and approving codes of conduct applicable to directors, officers and employees;

•                  reviewing the Company’s policy statement on stockholders’ rights plans and reporting any recommendations to the Board; and

•                  evaluating its performance on an annual basis.

A current copy of the Corporate Governance and Nominating Committee’s charter is available on the Company’s website at http://www.marathon.com/Charter_CorpGovNom_Committee/.

Director Identification and Selection

The process for director selection and director qualifications is set forth in Article III, Section (a) of the Company’s Corporate Governance Principles which are available on the Company’s website at http://www.marathon.com/Corporate_Governance_Principles/. In summary, the chairman of the Corporate Governance and Nominating Committee and the chief executive officer should work with a third party professional search firm to review director candidates and their credentials. At least one member of the committee, the chairman of the board, and the chief executive officer should meet with the director candidate. This screening process applies to nominating committee recommended nominees, as well as nominees recommended by the stockholders in accordance with the Company’s by-laws. The criteria for selecting new directors include their independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the Company’s Corporate Governance Principles, their business or professional experience, their integrity and judgment, their record of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company from time to time. Directors should also be individuals of substantial accomplishment with demonstrated leadership capabilities, and they should represent all stockholders and not any special interest group or constituency. The committee’s charter also gives the committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Code of Ethics for Senior Financial Officers

The Corporate Governance and Nominating Committee approved and adopted a Code of Ethics for Senior Financial Officers which is available on the Company’s website at http://www.marathon.com/Code_Ethics_Sr_Finan_Off/. This code applies to the Company’s principal executive officer, the principal financial officer, the principal accounting officer or controller, or persons performing similar functions, and mandates that these officers, among other things:

•                  act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•                  comply with applicable governmental laws, rules and regulations; and

•                  promote the prompt internal reporting of violations of this Code of Ethics to the chair of the Audit Committee of the Board of Directors and to the appropriate person or persons identified in the Company’s Code of Business Conduct.

The code further provides that any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

Committee on Financial Policy

The Committee on Financial Policy provides oversight with respect to the appropriate capital structure and financial policies of the Company. Its key responsibility in that role is to make recommendations to the Board concerning dividends. A copy of the current committee charter is available on the Company’s website at http://www.marathon.com/Charter_Comm_FinanPolicy/.

The committee is, among other things, responsible for:

•                  approving financings by the Company (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures;

•                  authorizing loans to outside entities, guarantees by the Company of the credit of others, and other uses of Company credit; and

•                  evaluating its performance on an annual basis and developing criteria for the evaluation.

Corporate Governance Principles

The Board of Directors adopted the Company’s Corporate Governance Principles, which are available on the Company’s website at http://www.marathon.com/Corporate_Governance_Principles/. In summary, the Corporate Governance Principles address the general functioning of the Board, including its responsibilities, the Board size, director elections and limits on the number of Board memberships. These principles also address Board independence, committee composition, the lead director position, the process for director selection and director qualifications, the Board’s performance review, the Board’s planning and oversight functions, director compensation and director retirement and resignation.

Communications from Interested Parties

Interested parties, including security holders, may send communications to the Board through the Secretary of the Company. You may communicate with the Chair of our Audit, Compensation, Corporate Governance and Nominating, and Financial Policy Committees by sending an e-mail to auditchair@marathonoil.com, compchair@marathonoil.com, corpgovchair@marathonoil.com, or finpolicychair@marathonoil.com, respectively. You may communicate with our outside directors, individually or as a group, by sending an e-mail to non-managedirectors@marathonoil.com.

The Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include commercial solicitations and matters not relevant to the affairs of the Company.

Code of Business Conduct

The Company has approved and adopted a Code of Business Conduct, which is available on our website at http://www.marathon.com/Code_of_Business_Conduct/. The Code of Business Conduct applies to our directors, officers and employees.

Availability of Governance Documents

Stockholders may obtain a print copy of the Company’s corporate governance documents, including the Corporate Governance Principles, committee charters, and Code of Business Conduct, by contacting our Investor Relations’ office.

Compensation of Directors

The Board determines annual retainers, attendance fees, and other compensation for non-employee directors. Directors who are employees of the Company receive no compensation for their service on the Board.

2006 Director Compensation Table

Name (1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)	Total ($)
Charles F. Bolden, Jr.	92,000	125,000	0	0	0	0	217,000

David A. Daberko	98,000	125,000	0	0	0	10,000	233,000

William L. Davis	92,000	125,000	0	0	0	5,000	222,000

Shirley Ann Jackson	96,250	125,000	0	0	0	10,000	231,250

Philip Lader	88,000	125,000	0	0	0	15,000	228,000

Charles R. Lee	92,000	125,000	0	0	0	10,000	227,000

Dennis H. Reilley	98,000	125,000	0	0	0	0	223,000

Seth E. Schofield	80,000	125,000	0	0	0	0	205,000

John W. Snow(5)	12,500	31,250	0	0	0	0	43,750

Thomas J. Usher(6)	300,000	0	0	0	0	10,000	310,000

Douglas C. Yearley	94,000	125,000	0	0	0	10,000	229,000

(1)          The aggregate number of stock awards outstanding as of December 31, 2006, for each director was as follows: Mr. Bolden, 8,182; Mr. Daberko, 11,550; Mr. Davis, 10,633; Dr. Jackson, 11,993; Mr. Lader, 10,633; Mr. Lee, 24,845; Mr. Reilley, 11,550; Mr. Schofield, 18,901; Mr. Snow, 415; Mr. Usher, 4,499; and Mr. Yearley, 18,409.

(2)          Directors are eligible to defer up to 100% of their $50,000 annual retainer fees.

(3)          The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) for the annual non-retainer common stock unit awards. These amounts are also equal to the grant date fair value of the awards.

(4)          The amounts shown represent contributions made on behalf of the directors under our matching gifts program. Under the program, directors may have up to $10,000 of their contributions to certain tax-exempt educational institutions matched each year. The annual limit is applied based on the date of the director’s gift to the institution. Due to processing delays, the actual amount paid out on behalf of a director may exceed $10,000 in a given year.

(5)          Mr. Snow was elected to the Company’s Board effective September 2006. His annual retainer and stock award for 2006 were pro-rated accordingly.

(6)          The amounts shown for Mr. Usher reflect the $50,000 annual retainer plus a chairman’s fee of $250,000 in 2006. The chairman does not receive meeting fees for his attendance.

In 2006, we paid our non-employee directors as follows:

Annual Retainer	$50,000
Annual Non-Retainer Common Stock Unit Award	$125,000
Committee Chair Retainer	$6,000
	$12,250	for audit committee chair
Meeting Fee (for Board or committee meeting attendance)	$2,000

In addition to the $50,000 annual retainer, we also paid Mr. Usher, our chairman, a chairman’s fee of $250,000 in 2006. The chairman does not receive meeting fees for his attendance.

Non-employee directors, other than the chairman, also received an annual non-retainer common stock unit award in 2006 valued at $125,000. These awards were credited to an unfunded account based on the closing stock price on the grant date. When dividends are paid on our common stock, directors receive dividend equivalents in the form of common stock units. The awards are payable in shares of common stock upon the director’s departure from the Board.

In 2004, the Board established stock ownership guidelines for non-employee directors of five times the annual retainer fee. Each director has until 2009 to achieve this ownership level, unless his or her appointment was after 2004, in which case the director has five years from that appointment date to achieve this level.

Directors have the opportunity to defer 100 percent of their annual retainers into an unfunded account. This deferred account may be invested in certain phantom investment options that mirror the investment options offered to employees under our Thrift Plan, with the exception of the Marathon common stock fund. When a director leaves the Board, he or she receives cash either in a lump sum or in installments.

Proposals of the Board

The Board will present the following proposals at the meeting:

Proposal No. 1

Election of Directors

As approved by the stockholders at our annual meeting on April 26, 2006, Marathon’s Restated Certificate of Incorporation was amended to declassify our Board over a three year period. With respect to the election of directors, our Restated Certificate of Incorporation provides that at the 2007 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of stockholders. And at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders. Accordingly, we have four nominees for director whose terms expire in 2007. In addition, Mr. John W. Snow is a nominee for director due to his recent appointment to the Board.

Our by-laws require the Board to fix the number of directors, and under our Corporate Governance Principles, the Board is charged with endeavoring to maintain between ten and fourteen members. The director nominees for election are for a one-year term expiring at the 2008 annual meeting. All directors have previously been elected by the stockholders, except for Mr. Snow, who became a member of the Board in September 2006. Of the twelve current directors, one is an officer of Marathon, eight have top executive experience with a wide variety of businesses, one has a distinguished career in academia, business and government, one has a distinguished career as an international business leader and diplomat, one has a distinguished career with the military and the National Aeronautics and Space Administration, and one served as Secretary of the Treasury. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

As explained earlier in the question and answer section of this proxy statement, directors are elected by a majority of votes cast. For a director to be elected, this means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  Abstentions will not be taken into account in director elections. Under our by-laws, if an incumbent director who is nominated for re-election to the Board does not receive sufficient votes to be elected, the director is required to promptly tender his or her resignation to the Board. Our Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. In the event of a vacancy, the Board may fill the position or decrease the size of the Board.

Nominees for Director

Terms Expire 2008

Charles F. Bolden, Jr.	Director since 2003	Age 60

Chief Executive Officer of JackandPanther LLC, a privately-held military and aerospace consulting firm

Mr. Charles F. Bolden, Jr. received a bachelor’s of science degree from the U.S. Naval Academy, a master of science degree in systems management from the University of Southern California, and is a graduate of the U.S. Naval Test Pilot School at Patuxent River, Maryland. He has received Honorary Doctorates from several distinguished universities. He was a space shuttle pilot astronaut for the National Aeronautics and Space Administration (NASA) for 13 years, flying four space missions. From April 1992 to June 1993 Mr. Bolden served as Assistant Deputy Administrator for NASA. He was assigned Deputy Commanding General, 1MEF, Marine Forces, Pacific in 1997. Mr. Bolden served as Commanding General, 1 MEF (FWD) for Operation Desert Thunder in Kuwait from February to June 1998. In July 1998, he was promoted to Major General serving as the Commanding General of the Third Marine Aircraft Wing. Mr. Bolden retired from the United States Marine Corps on January 1, 2003 after serving 34 and a half years. He has been awarded a number of military and NASA decorations. Mr. Bolden was the President and Chief Operating Officer of American PureTex Water Corporation and PureTex Water Works from January to April 2003. He was Senior Vice President at TechTrans International, Inc. from April 2003 until January 1, 2005. Mr. Bolden is currently Chief Executive Officer of JackandPanther LLC, a privately-held military and aerospace consulting small business firm. He is a director of Bristow Group Inc., GenCorp Inc. and Palmetto GBA, a subsidiary of BlueCross BlueShield of South Carolina. Mr. Bolden is a trustee for the University of Southern California, and is also a director of the Military Child Education Coalition, the Family Literacy Foundation, and the Tailhook Education Foundation.

Charles R. Lee	Director since 1991	Age 66

Retired Chairman of the Board, Verizon Communications Inc.

Mr. Lee received his bachelor’s degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business Administration. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983, Mr. Lee joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and a director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in 1992. Mr. Lee served as Chairman of the Board and Co-CEO of Verizon Communications from June 30, 2000 through March 31, 2002, and served as non-executive Chairman of the Board from April 2002 to December 2003. He is a director of United States Steel Corporation, The Proctor & Gamble Company, United Technologies Corporation, DIRECTV Group, Inc., American Institutes for Research, and Project GRAD USA. Mr. Lee is a member of the Board of Overseers of Weill Cornell Medical College. He is a member of The Business Council. Mr. Lee is also a Trustee Emeritus and Presidential Councilor of Cornell University.

Dennis H. Reilley	Director since 2002	Age 53

Chairman, Praxair, Inc.

Mr. Reilley graduated from Oklahoma State University with a BS in finance in 1975. He began working at Conoco, Inc. in 1975 as a pipeline engineer and in 1979 was promoted to Executive Assistant to the Chairman. Mr. Reilley held many key positions at E. I. Du Pont de Nemours & Company which purchased Conoco in 1981. He held senior management positions in DuPont’s Chemicals and Specialties business including Vice President and General Manager of Special Chemicals. In May 1999 he was appointed Executive Vice President and Chief Operating Officer of DuPont with responsibility for pigments and chemicals, specialty polymers, nylon and polyester. Mr. Reilley became Chairman, President and Chief Executive Officer of Praxair, Inc. in 2000. From March 1, 2006 through December 2006, he held the positions of Chairman and Chief Executive Officer and is currently the Chairman. Mr. Reilley is a director of H. J. Heinz Co. and the Conservation Fund. Mr. Reilley is former Chairman of the American Chemistry Council.

Nominees for Director (continued)

Terms Expire 2008

John W. Snow	Director since September 2006	Age 67

Chairman, Cerberus Capital Management LP and Former Secretary of the Treasury

Mr. Snow graduated from the University of Toledo in 1962 with a BA degree. He also holds a master’s degree from Johns Hopkins University and a doctorate in economics from the University of Virginia. Mr. Snow graduated with a law degree from George Washington University in 1967. He joined Cerberus Capital Management LP as Chairman in October 2006.  Mr. Snow was sworn into office as Secretary of the Treasury in February 2003, where he served until leaving office in June 2006. Prior to becoming Secretary of the Treasury, he was Chairman and Chief Executive Officer of CSX Corporation. He also held several high-ranking positions in the Department of Transportation during the Ford Administration. Mr. Snow is a director of Verizon Communications, Inc. He is a former co-chairman of the Conference Board’s Blue-Ribbon Commission on Public Trust and Private Enterprise. He also served as co-chairman of the National Commission on Financial Institution Reform, Recovery and Enforcement. Prior to serving as Secretary of the Treasury, Mr. Snow served on various corporate and nonprofit boards, including the American Enterprise Institute and Johns Hopkins University. He previously served as a member of USX Corporation’s Board of Directors from March 1995 through December 2001.

Thomas J. Usher	Director since 1991	Age 64

Non-executive Chairman of the Board, Marathon Oil Corporation

Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined United States Steel Corporation (later renamed USX Corporation) in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at U.S. Steel’s South and Gary Works. Mr. Usher was elected Executive Vice President-Heavy Products in 1986, President-U.S. Steel Group and director of USX in 1991, President and Chief Operating Officer of USX in 1994 and Chairman of the Board and Chief Executive Officer effective July 1, 1995. He retired from United States Steel Corporation as Chief Executive Officer in September 2004, and as non-executive Chairman of the Board on February 1, 2006. Mr. Usher is a director of H. J. Heinz Co., The PNC Financial Services Group, Inc., and PPG Industries, Inc. He is a trustee of the University of Pittsburgh, and a director of the Extra Mile Education Foundation and the Boy Scouts of America. Mr. Usher is a member of The Business Council.

Continuing Directors

Terms Expire 2008

Shirley Ann Jackson	Director since 2000	Age 60

President, Rensselaer Polytechnic Institute

Dr. Jackson received a BS degree in physics in 1968, and a Ph.D. in theoretical elementary particle physics in 1973, from the Massachusetts Institute of Technology. She was a research associate at the Fermi National Accelerator Laboratory, a visiting scientist at the European Center for Nuclear Research and, from 1976 to 1991, a theoretical physicist at the former AT&T Bell Laboratories. Dr. Jackson was a professor of theoretical physics at Rutgers University from 1991 to 1995. She was Chairman of the U.S. Nuclear Regulatory Commission from 1995 to 1999. Dr. Jackson was named President of Rensselaer Polytechnic Institute in 1999. She is a director of FedEx Corporation, International Business Machines Corporation, Medtronic, Inc., and Public Service Enterprise Group Incorporated. Dr. Jackson is also a director of NYSE Group, Inc. and is chairman of NYSE Regulation, Inc. She is a member of the Board of Regents of the Smithsonian Institution, a member of the MIT Corporation, and a trustee of Georgetown University, The Brookings Institution, and the Emma Willard School. Dr. Jackson holds 40 honorary degrees, was awarded the New Jersey Governor’s Award in Science in 1993, was inducted into the National Women’s Hall of Fame in 1998, and named a fellow of the Association for Women in Science in 2004. In 2005, she chaired the American Association for the Advancement of Science. Dr. Jackson is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Science and of the American Physical Society, and is a member of the Council on Foreign Relations.

Philip Lader	Director since 2002	Age 60

Non-executive Chairman of WPP Group plc

Ambassador Lader received a Bachelor’s degree from Duke University (Phi Beta Kappa), a master’s degree from the University of Michigan and a juris doctor degree from Harvard Law School, with subsequent graduate studies in law at Oxford University. Awarded honorary doctorates by 14 universities and colleges, he served as U.S. Ambassador to the Court of St. James’s from 1997 through 2001 and was White House Deputy Chief of Staff, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration. Formerly President of Sea Pines Company and Executive Vice President of Sir James Goldsmith’s U.S. holding company, he currently is non-executive Chairman of WPP Group plc, the global advertising/communications services company, which includes J. Walter Thompson, Ogilvy & Mather, and Young & Rubicam. Ambassador Lader is also Senior Advisor to Morgan Stanley, and a partner in the law firm of Nelson, Mullins, Riley & Scarborough. He also serves on the Boards of Directors of RAND and AES Corporations, Songbird Estates plc (Canary Wharf) and Lloyd’s (of London), and is a trustee of the Smithsonian Museum of American History and St. Paul’s Cathedral.

Seth E. Schofield	Director since 1994	Age 67

Retired Chairman and Chief Executive Officer, USAir Group

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of United States Steel Corporation and Calgon Carbon Corp. He also is a member of the Advisory Board and Investment Committee of Desai Capital Management.

Douglas C. Yearley	Director since 1992	Age 71

Chairman Emeritus, Phelps Dodge Corporation

Mr. Yearley graduated from Cornell University with a Bachelor’s degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 in project development. He held several key positions before being elected Executive Vice President and a director in 1987, Chairman and Chief Executive Officer in 1989 and President in 1991. He retired in May 2000. He is a director of United States Steel Corporation, Lockheed Martin Corporation, and Heidrick & Struggles International, Inc.

Continuing Directors

Terms Expire 2009

Clarence P. Cazalot, Jr.	Director since 2000	Age 56

President and Chief Executive Officer, Marathon Oil Corporation

Mr. Cazalot graduated from Louisiana State University in 1972 with a BS degree in geology, and joined Texaco Inc. that same year as a geophysicist. After holding a number of increasingly responsible management positions, Mr. Cazalot was elected a Vice President of Texaco Inc. and President of Texaco’s Latin America/West Africa Division in 1992. In 1994, he was named President of Texaco Exploration and Production Inc. Mr. Cazalot was appointed President of Texaco International Marketing and Manufacturing in 1997, and in 1998 he was named President - International Production and Chairman of London-based Texaco Ltd. He was elected President of Texaco’s worldwide production operations in 1999. Mr. Cazalot joined USX Corporation as Vice Chairman and Marathon Oil Company as President in March 2000. Effective upon the separation of USX’s steel and energy businesses on January 1, 2002, Mr. Cazalot was named President and Chief Executive Officer of Marathon Oil Corporation. Mr. Cazalot serves on the Boards of Directors of Baker Hughes Incorporated, the US-Saudi Arabian Business Council, the American Petroleum Institute and the Greater Houston Partnership. He is a member of The Business Council.

David A. Daberko	Director since 2002	Age 61

Chairman of the Board and Chief Executive Officer, National City Corporation

Mr. Daberko graduated from Denison University with a BA degree and from Case Western Reserve University with an MBA. He joined National City Bank in 1968 as a management trainee and held a number of management positions within the company. In 1985, he led the assimilation of the former BancOhio National Bank into National City Bank, Columbus. In 1987, Mr. Daberko was elected Deputy Chairman of the corporation and President of National City Bank in Cleveland. He served as President and Chief Operating Officer from 1993 until 1995 when he was named Chairman and Chief Executive Officer. Mr. Daberko is a director of OMNOVA Solutions, Inc. He is a trustee of Case Western Reserve University, University Hospitals Health System, Hawken School, and the Greater Cleveland Partnership.

William L. Davis	Director since 2002	Age 63

Retired Chairman, President and Chief Executive Officer, R.R. Donnelley & Sons Company

Mr. Davis graduated from Princeton University in 1965 with a BA degree. From 1977 through 1997 he held a variety of positions with Emerson Electric Company, including the position of President of two of its subsidiaries, Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group and the Process Control Group. Mr. Davis joined R.R. Donnelley & Sons Company in 1997 as the Chairman and Chief Executive Officer. In 2001, he accepted the responsibility as President of the company. Mr. Davis retired as Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company in February 2004. He is a director of Air Products and Chemicals, Inc. Mr. Davis is also Past Chairman of the Board of Evanston Northwestern Healthcare and a former director of Mallinckrodt. Mr. Davis is a trustee of Northwestern University.

Proposal No. 2

Ratification of Independent Auditor for 2007

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor to audit the Company’s books and accounts for the year ending December 31, 2007. PricewaterhouseCoopers served as our independent auditor in 2006 and for many years prior thereto. While the Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of PricewaterhouseCoopers as our independent auditor for 2007. If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

We expect representatives of PricewaterhouseCoopers to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2007.

Proposal No. 3

Approval of 2007 Incentive Compensation Plan

On February 28, 2007, our Board approved the 2007 Incentive Compensation Plan (the “Plan”) and its submission to the stockholders for their approval. The Plan is intended to reward participants by providing cash benefits and opportunities to acquire our common stock.  The Plan is designed to attract and retain officers, employees and directors, to strengthen the alignment of their interests with stockholder interests, and to reward outstanding contributions to our development and financial success.

The Plan is intended to replace, on a prospective basis, our 2003 Incentive Compensation Plan (the “2003 Plan”). Although a sufficient number of shares remain available for grant under the 2003 Plan, our Board believes it is appropriate to propose a replacement Plan at this time in order to optimize the Company’s tax deduction under Section 162(m) of the Internal Revenue Code, which requires periodic stockholder approval of incentive compensation plans. If the new Plan is approved by the stockholders, all granting authority under the 2003 Plan will be revoked and no new grants will be made from the 2003 Plan following the date of stockholder approval.

The Plan authorizes the granting of awards, including shares of our common stock, in any combination of the following:

•                  stock options, including incentive stock options and nonqualified stock options;

•                  stock appreciation rights (“SARs”);

•                  stock awards, restricted stock awards and other awards denominated or paid in common stock;

•                  restricted stock units (which may include dividend equivalents);

•                  cash awards; and

•                  performance awards.

The following summary of our 2007 Incentive Compensation Plan is qualified by reference to the full text of the Plan, which is attached as Appendix I to this proxy statement. The Plan is not tax-qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Eligibility

Employees eligible for awards under the Plan are employees of our Company and subsidiaries who are selected by the committee appointed by our Board to administer the Plan.  All of our non-employee directors are also eligible for awards under the Plan.

Authorized Shares and Limits

Subject to stockholder approval, we have reserved a total of 17,000,000 shares of our common stock for issuance in connection with the Plan. No more than 6,000,000 shares may be used for awards other than stock options or SARs. The number of shares authorized to be issued under the Plan, as well as individual limits and exercise prices, are subject to adjustment for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events.

The following limitations apply to any awards made under the Plan:

•                  no employee may be granted, during any calendar year, stock options or SARs that are exercisable for or relate to more than 3,000,000 shares of common stock;

•                  no employee may be granted, during any calendar year, stock awards or restricted stock unit awards covering or relating to more than 1,000,000 shares of common stock; and

•                  no employee may be granted performance awards consisting of cash for any calendar year having a maximum value determined on the date of grant in excess of $20,000,000.

Historical Burn Rates

Our burn rate represents the number of equity awards granted in a given year relative to common shares outstanding. Our burn rates for 2006, 2005 and 2004 were 0.79%, 0.95% and 0.88%, respectively. Our three-year average burn rate of 0.87% is below average for our industry.

Potential Dilution

The maximum number of shares that may be issued under the Plan represents approximately five percent of the total number of shares of our common stock outstanding on February 28, 2007, excluding treasury shares. The closing price per share of our common stock on February 28, 2007 as reported on the New York Stock Exchange was $90.72.

Administration of the Plan

Our Board will designate an independent committee to determine the types of employee awards made under the Plan and to designate the employees who are to be the recipients of the awards. The committee will administer the Plan with respect to employee awards. The committee has full and exclusive power to administer and interpret the Plan.   The committee may adopt guidelines for administering the Plan as it deems necessary or proper.

The committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award. Any decision of the committee in the interpretation and administration of the Plan is within its sole and absolute discretion and is final, conclusive, and binding on all parties concerned.

The committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of, or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the Plan or in any award, or otherwise amend or modify any award in a manner that either is not adverse to the participant or is consented to by the participant.

With respect to director awards, our Board determines the types of director awards made under the Plan, and has the same powers, duties and authority as the committee has with respect to employee awards.

The committee and our Board may delegate to our chief executive officer and other senior officers their authority under the Plan. Either may engage third-party administrators to carry out administrative functions under the Plan.

Awards that are stock options or SARs may not be repriced, replaced, or regranted through cancellation or modified without stockholder approval (except if in connection with a change in our capitalization) if the effect would be to reduce the underlying grant price.

Employee Award Terms

All awards to employees under the Plan are subject to the terms, conditions, and limitations as determined by the committee. Awards may be made in combination with, in replacement of, or as alternatives to, grants under the Plan or other plans of our Company or subsidiaries, including plans of an acquired entity.

A stock option granted to an employee under the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Internal Revenue Code or a nonqualified stock option that does not comply with those requirements. Incentive stock options and nonqualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the Plan that apply only on specified corporate events, the exercise price of an option granted under the Plan may not be decreased. The term of a stock option may not extend more than ten years after the date of grant.

A stock appreciation right may be granted under the Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The exercise price of an SAR may not be less than the fair market value of the common stock on the date of grant and its term shall extend no more than ten years from the date of grant.

Stock awards consist of restricted and non-restricted grants of common stock. Rights to dividends may be extended to and made part of any stock award at the discretion of the committee. The committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments. Subject to earlier vesting upon death, disability, retirement or change in control, stock awards settled in stock that are not performance-based will vest over a minimum period of three years, and stock awards settled in stock that are performance-based will vest over a minimum period of one year.

Restricted stock unit awards consist of awards of units denominated in common stock. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of the committee. The committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments. Subject to earlier vesting upon death, disability, retirement or change in control, restricted stock unit awards settled in stock that are not performance-based will vest over a minimum period of three years, and restricted stock unit awards settled in stock that are performance-based will vest over a minimum period of one year.

Cash awards, which consist of grants denominated in cash, may also be granted to employees under the Plan.

Performance awards consist of grants made subject to the attainment of one or more performance goals and may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The goals intended to satisfy Section 162(m) of the Internal Revenue Code must be established by the committee prior to the earlier of:

•                  90 days after the commencement of the period of service to which the performance goals relate, and

•                  the lapse of 25% of the period of service.

A performance goal intended to meet the requirements of Section 162(m) of the Internal Revenue Code may be based upon one or more business criteria that apply to the employee, one or more business units of the Company, or the Company as a whole, and may include any of the following: stock price measures (including but not limited to growth measures and total stockholder return); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); economic value added (“EVA”); net income measures (including but not limited to income after capital costs and income before or after taxes); operating income; cash flow measures; return measures (including but not limited to return on capital employed); operating measures (including but not limited to refinery throughput, oil and gas reserves, and production); expense targets (including but not limited to finding and development costs and general and administrative expenses); margins; reserve replacement ratio, reserve additions, or other reserve level measures; refined product measures; and corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety). Prior to the payment of any performance award based on the achievement of performance goals pursuant to Section 162(m) of the Internal Revenue Code, the committee must certify in writing that the applicable performance goals and any material terms were, in fact, satisfied.

Non-Employee Director Award Terms

All awards to our non-employee directors under the Plan are subject to the terms, conditions, and limitations as determined by our Board. Awards may be made in combination with, in replacement of, or as alternatives to, grants under the Plan or other plans of our Company or subsidiaries, including plans of an acquired entity.

A stock option granted to a director under the Plan may consist of a nonqualified stock option that does not comply with the requirements of Section 422 of the Internal Revenue Code. Nonqualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the Plan that apply only on specified corporate events, the exercise price of an option granted under the Plan may not be decreased. The term of a stock option may not extend more than ten years after the date of grant.

A stock appreciation right may be granted under the Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The exercise price of an SAR may not be less the fair market value of the common stock on the date of grant and its term shall extend no more than ten years from the date of grant.

Stock awards consist of restricted and non-restricted grants of common stock. Rights to dividends may be extended to and made part of any stock award at the discretion of our Board. Our Board may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments.

Restricted stock unit awards consist of awards of units denominated in common stock. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of our Board. Our Board may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments.

Performance awards consist of grants made subject to the attainment of one or more performance goals. Performance awards to non-employee directors are not required to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Our Board determines the terms, conditions, limitations and performance goals with respect to performance awards to our non-employee directors.

Amendment of the Plan

The committee may amend or terminate the Plan in response to any legal requirements or for any other purpose permitted by law; provided, however, that our Board must approve such committee action, no amendment that would adversely affect the rights of a participant may be made without the consent of the participant, and no amendment may be effective prior to its approval by the stockholders of the Company if legally required. Notwithstanding the foregoing, an award may be modified to meet the requirements of Section 409A of the Internal Revenue Code, and a participant is deemed to have consented to any such modification. We intend to make awards under the Plan that comply with the requirements of Section 409A of the Internal Revenue Code.

Federal Income Tax Consequences of the Plan

The following is a discussion of material U.S. federal income tax consequences to participants in the Plan, based on the law as in effect on the date of this proxy statement. This discussion is limited, and does not cover state, local, or foreign tax treatment of participation in the Plan. Differences in participants’ financial situations may cause tax consequences of participation in the Plan to vary.

Participants will not realize taxable income upon the grant of a nonqualified stock option or SAR. Upon the exercise of a nonqualified stock option or SAR, the participant will recognize ordinary income. In the case of employees, the ordinary income is subject to tax withholding by the Company, in an amount equal to the excess of the amount of cash and the fair market value of the common stock received on the date of exercise over the exercise price, if any, paid. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of the shares on the date of exercise. Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause the employee to incur alternative minimum tax. The payment of any alternative minimum tax due to the exercise of an incentive stock option is allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received upon exercise of an incentive stock option that has been held for the requisite holding period (generally one year from the date of exercise and two years from the date of grant), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option, or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party, exceeds the exercise price paid by the employee for the stock.  The employee will also recognize capital gain, or, depending on the holding period, additional ordinary income, to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition, in the case of an arm’s-length disposition to an unrelated party, the excess would ordinarily be a capital loss.

We are generally not entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes a disqualifying disposition, we will generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee.

An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time the cash is otherwise made available for the employee to draw upon it.

A participant will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of a stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when the stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when the stock is received.

An employee will be subject to tax withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income with respect to common stock or cash received pursuant to a cash award, performance award, stock award, or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant are taxed as additional compensation, not as dividend income. A participant’s tax basis in the common stock received will equal the amount recognized by the participant as compensation income, and the participant’s holding period in the shares will commence on the date income is recognized.

Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Plan permits the committee to structure grants and awards made under the Plan to “covered employees” as performance-based compensation that is exempt from the limitations of Section 162(m). However, the committee may award compensation that is or may become non-deductible, and expects to consider whether it believes the grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Awards Under the Plan

Subject to stockholder approval of the Plan, the Compensation Committee established a performance unit program under the Plan for officers for the 2007-2009 performance cycle. Under the program, officers may receive performance units valued between $0 and $2.00. The value of each performance unit is tied to our three-year total stockholder return (“TSR”) as compared to the three-year TSR for each of the companies that are members of the AMEX Oil Index (“XOI”) on the last day of the performance period. Actual grants under the 2007-2009 performance unit program will be made following stockholder approval of the Plan, if such approval is obtained.

Subject to and commencing upon stockholder approval of the Plan, each non-employee director will receive an annual non-retainer grant of common stock units valued at $125,000 under the Plan.

All other awards under the Plan will be granted at the discretion of the Board or the committee, as appropriate. Therefore, the total benefits that will be received by any particular person or group under the Plan are not determinable at this time.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2007 INCENTIVE COMPENSATION PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, with respect to shares of Marathon’s common stock that may be issued under Marathon’s existing equity compensation plans, which are as follows:

•                  2003 Incentive Compensation Plan (the “2003 Plan”) – Contingent upon approval of the 2007 Incentive Compensation Plan, no additional awards will be granted under this plan.

•                  1990 Stock Plan – No additional awards will be granted under this plan.

•                  Deferred Compensation Plan for Non-Employee Directors – No additional awards will be granted under this plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	5,911,129	(1)	$49.43	11,722,534	(2)
Equity compensation plans not approved by stockholders (3)	57,243		n/a	0
Total	5,968,372		$49.43	11,772,534	(2)

(1)          This number includes the following:

5,076,185	stock options and SARs outstanding under the 2003 Plan.

419,310	stock options and SARs outstanding under the 1990 Stock Plan.

237,000

performance shares granted to officers under the 2003 Plan but not yet issued as of December 31, 2006. The number of shares, if any, to be issued will be determined based on a formula that measures Marathon’s total stockholder return over the applicable performance period relative to the total stockholder return of our industry peers.

68,366

common stock units that have been credited to non-employee directors pursuant to the non-employee director deferred compensation program and the annual director stock award program established under the 2003 Plan. When a non-employee director leaves the Board, he or she will be issued actual shares of Marathon common stock in place of the common stock units.

110,268	restricted stock units granted to non-officers under the 2003 Plan and outstanding as of December 31, 2006.

The weighted-average exercise price shown in column (b) does not take the officer performance shares, the common stock units or restricted stock units into account since these awards have no exercise price.

In addition to the awards reported in the table, 510,228 shares of restricted stock and 237,000 performance shares were issued and outstanding as of December 31, 2006, but subject to forfeiture restrictions under the 2003 Plan.

(2)          This number reflects the shares available for issuance under the 2003 Plan. No more than 6,792,764 of these shares may be issued for awards other than stock options or stock appreciation rights. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance.

(3)          This row reflects awards made to non-employee directors under the Deferred Compensation Plan for Non-Employee Directors prior to April 30, 2003. When a non-employee director leaves the Board, he or she will be issued actual shares of Marathon common stock in place of the common stock units.

As of January 31, 2007, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 5,710,816, including 5,653,573 securities under stockholder-approved plans and 57,243 securities under non-stockholder approved plans. The weighted-average exercise price of outstanding options, warrants and rights was $49.50. The number of securities remaining available for issuance under the equity compensation plans as of January 31, 2007, was 11,921,500. As noted above, following approval of the 2007 Incentive Compensation Plan no additional awards will be granted under the existing plans.

Non-Stockholder Approved Plan

The Deferred Compensation Plan for Non-Employee Directors is our only non-stockholder approved plan. Marathon’s authority to make equity grants under this plan was terminated effective as of April 30, 2003. Under the Deferred Compensation Plan for Non-Employee Directors, all non-employee directors of Marathon were required to defer half of their annual retainers in the form of common stock units. On the date the retainer would have otherwise been payable to the non-employee director, Marathon credited an unfunded bookkeeping account for each non-employee director with a number of common stock units equal to half of his or her annual retainer divided by the fair market value of Marathon’s common stock. The ongoing value of each common stock unit equals the market price of Marathon’s common stock. When the non-employee director leaves the Board, he or she is issued actual shares of common stock equal to the number of common stock units in his or her account at that time.

Proposal No. 4

Amend our Restated Certificate of Incorporation and By-laws to Eliminate the Supermajority Vote Provision

At our 2006 annual stockholder meeting, a stockholder proposal was submitted to a vote of the stockholders asking the Board of Directors to take each step necessary for a simple majority vote to apply on each issue that can be the subject of a stockholder vote to the greatest extent possible. The stockholders approved this proposal by a majority of the shares of common stock outstanding.

The Company’s governing documents contain only one supermajority voting provision. Our Restated Certificate of Incorporation and by-laws require the affirmative vote of two-thirds of the outstanding shares of stock and entitled to vote to adopt, amend and repeal the Company’s by-laws at any regular or special meeting of stockholders. There are no other supermajority voting provisions in our governing documents.

Our Corporate Governance and Nominating Committee and the Board of Directors has carefully considered the advantages and disadvantages of maintaining this supermajority voting requirement, and in the past concluded that the greater-than-majority vote requirement for amendments to the by-laws helped to assure that carefully considered corporate governance rules were not replaced without consensus of a substantial majority of stockholders. This year, based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that it is an appropriate time to propose amendments to our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision of stockholders to amend the Company’s by-laws.

The Board of Directors has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of an amendment to Article Eighth of our Restated Certificate of Incorporation to provide that stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon. Our Board also unanimously adopted a corresponding resolution to amend the by-laws to provide for a majority vote by stockholders to apply to amendments to the by-laws. This amendment to the by-laws will be effective if the stockholders approve the foregoing amendment to the Restated Certificate of Incorporation.

The specific amendments to Article Eighth of our Restated Certificate of Incorporation are proposed as follows:

The second paragraph of Article Eighth is proposed to be deleted in its entirety. This paragraph currently provides that:

Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of two-thirds of the shares outstanding and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

The following paragraph is proposed to be the new second paragraph of Article Eighth:

Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

The specific amendments to Article Six of the Company’s by-laws are proposed as follows:

The second paragraph of Section 6.1 is proposed to be deleted in its entirety. This paragraph currently provides that:

Stockholders may adopt, amend and repeal the By-laws at any regular or special meeting of the stockholders by an affirmative vote of holders of outstanding shares of the capital stock of the Corporation having two-thirds of the votes entitled to be cast thereon, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of the meeting.

The following paragraph is proposed to be the new second paragraph of Section 6.1:

Stockholders may adopt, amend and repeal the By-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of the meeting.

If approved, the amendment to our Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting. The amendment to our by-laws will be effective at this same time.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Proposal No. 5

Amend our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

Based on the recommendation of the Committee of Financial Policy, the Board of Directors has determined that it is an appropriate time to propose amendments to our Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 576 million to 1,126 million and to increase the number of authorized shares of common stock from 550 million to 1,100 million.

Under our Restated Certificate of Incorporation, the total number of shares of capital stock which the Company has the authority to issue is 576 million. Of these authorized shares, common stock comprises 550 million shares and preferred stock comprises 26 million shares. As of December 31, 2006, the number of common shares outstanding was approximately 348 million and 20 million shares of common stock were held in treasury. There are no outstanding shares of preferred stock and the proposed amendment would not increase the authorized number of preferred shares.

The Board of Directors believes that it is advisable and in the best interests of the Company’s stockholders to increase the number of authorized shares of common stock to provide a sufficient reserve of shares for future business and financial needs of the Company. These additional authorized shares would provide the Company greater flexibility in the consideration of future stock dividends or stock splits, sales of common stock or convertible securities to enhance capital and liquidity, possible future acquisitions, and other corporate purposes. Because a two-for-one stock split would have the effect of doubling the issued and outstanding shares of common stock, doubling the common share capital from 550 million shares to 1,100 million shares is appropriate to provide for these requirements. Existing holders of shares of common stock would have no preemptive rights under our Restated Certificate of Incorporation to purchase any additional shares of common stock issued by the Company. It is possible that additional shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held. The Company has no current plans, written or otherwise, to issue these additional shares of common stock at this time.

The Board of Directors has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of an amendment to Article Fourth of our Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 576 million to 1,126 million and to increase the number of authorized shares of common stock from 550 million to 1,100 million.

The specific amendments to Article Fourth are proposed as follows:

The first paragraph of Article Fourth is proposed to be deleted in its entirety. This paragraph currently provides that:

Fourth:  The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred and Seventy Six Million (576,000,000), of which Five Hundred and Fifty Million (550,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Twenty Six Million (26,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called “Preferred Stock”).

The following paragraph is proposed to be the new first paragraph of Article Fourth:

Fourth:  The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion One Hundred Twenty Six Million (1,126,000,000), of which One Billion One Hundred Million (1,100,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Twenty Six Million (26,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called “Preferred Stock”).

If approved, this amendment will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Audit Committee Report

Our committee has reviewed and discussed Marathon’s audited financial statements and its report on internal control over financial reporting for 2006 with Marathon’s management. We have discussed with the independent auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. We have received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and we have discussed with PricewaterhouseCoopers its independence. Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements and the report on internal control over financial reporting for Marathon be included in the Company’s Annual Report on Form 10-K for 2006 for filing with the Securities and Exchange Commission.

Shirley Ann Jackson, Chair

Charles F. Bolden, Jr.

David A. Daberko

William L. Davis

Charles R. Lee

Dennis H. Reilley

Douglas C. Yearley

Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence

Independent Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) for the years ended December 31, 2006 and 2005 were:

	2006 (in 000’s)	2005 (in 000’s)
Audit(1)	$9,128	$9,033

Audit-Related	368	329

Tax

Tax Compliance	53	42

Other Tax	39	178

All Other	4	4

Total(2)	$9,592	$9,586

(1)       This amount includes $3.9 million and $4.0 million for the internal control assessment required by Section 404 of the Sarbanes-Oxley Act of 2002 in 2006 and 2005, respectively.

(2)       The Audit Committee adopted the Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services. This policy is attached as Appendix II to this proxy statement. The Audit Committee has pre-approved all the fees and services for 2006 and 2005. The Audit Committee did not utilize the de minimus exception in either year.

The Audit fees for the years ended December 31, 2006 and 2005 were for professional services rendered for the audit of the consolidated financial statements and audit of internal control over financial reporting of the Company, statutory and regulatory audits, issuance of comfort letters, consents, and assistance with and review of documents filed with the SEC.

The Audit-Related fees for the years ended December 31, 2006 and 2005 were for assurance and related services related to employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

The Tax fees for the years ended December 31, 2006 and 2005 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits and appeals, preparation of individual income tax returns for expatriates and requests for rulings or technical advice from tax authorities.

The All Other fees for the years ended December 31, 2006 and 2005 were for services rendered for accounting research software licenses.

Compatibility of PricewaterhouseCoopers’ Services with its Independence

The Audit Committee has considered whether PricewaterhouseCoopers is independent for purposes of providing external audit services to the Company, and the committee has determined that it is.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known to Marathon to beneficially own five percent or more of the common stock of Marathon:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	35,022,610	(1)	10.00%	(1)
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	29,816,370	(2)	8.48%	(2)

(1)          Based on Schedule 13G dated February 7, 2007 (filed: February 12, 2007) which indicates that Capital Research and Management Company had sole voting power over 9,640,000 shares, shared voting power over no shares, sole dispositive power over 35,022,610 shares and shared dispositive power over no shares.

(2)          Based on Schedule 13G dated January 31, 2007 (filed: January 23, 2007) which indicates that Barclays Global Investors, NA is the beneficial owner of shares and had sole voting power over 26,274,586 shares, shared voting power over no shares, sole dispositive power over 29,816,370 shares, and shared dispositive power over no shares. According to such Schedule 13G, (i) Barclays Global Investors, NA is the beneficial owner of 22,859,547 shares and has sole voting power over 19,319,796 shares, shared voting power over no shares, sole dispositive power over 22,859,547 shares, and shared dispositive power over no shares, (ii) Barclays Global Fund Advisors is the beneficial owner of 2,417,416 shares and has sole voting power over 2,415,383 shares, shared voting power over no shares, sole dispositive power over 2,417,416 shares, and shared dispositive power over no shares, (iii) Barclays Global Investors, Ltd. is the beneficial owner of 3,208,627 shares and has sole voting power over 3,208,627 shares, shared voting power over no shares, sole dispositive power over 3,208,627 shares, and shared dispositive power over no shares, (iv) Barclays Global Investors Japan Trust and Banking Company Limited is the beneficial owner of 408,068 shares and has sole voting power over 408,068 shares, shared voting power over no shares, sole dispositive power over 408,068 shares, and shared dispositive power over no shares, and (v) Barclays Global Investors Japan Limited is the beneficial owner of 922,712 shares and has sole voting power over 922,712 shares, shared voting power over no shares, sole dispositive power over 922,712 shares, and shared dispositive power over no shares.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Marathon common stock beneficially owned as of January 31, 2007 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. In calculating the percentage of outstanding stock, each listed person’s stock options or stock-settled stock appreciation rights that are or may be exercisable within sixty days have been added to the total outstanding shares.

Name	Shares		Restricted Stock(3)	Stock Options/ Stock Settled SARs Exercisable Prior to 04/01/07(4)	Total Shares(6)	% of Total Outstanding(7)
Charles F. Bolden, Jr.	9,613	(1)			9,613	*
Clarence P. Cazalot, Jr.	324,901		22,500	444,525	791,926	*
David A. Daberko	13,981	(1)(2)			13,981	*
William L. Davis	13,064	(1)(2)(5)			13,064	*
Shirley Ann Jackson	14,028	(1)(2)			14,028	*
Philip Lader	13,269	(1)(2)			13,269	*
Charles R. Lee	27,776	(1)(2)			27,776	*
Dennis H. Reilley	14,081	(1)(2)			14,081	*
Seth E. Schofield	21,058	(1)(2)			21,058	*
John W. Snow	1,846	(1)			1,846	*
Thomas J. Usher	16,189	(1)(5)			16,189	*
Douglas C. Yearley	20,340	(1)(2)(5)			20,340	*
Janet F. Clark	51,589		12,200	75,238	139,027	*
Gary R. Heminger	50,911	(2)	10,800	53,701	115,412	*
Steven B. Hinchman	39,408	(2)	5,900	94,167	139,475	*
Philip G. Behrman	38,836	(2)	5,900	28,121	72,857	*
All Directors and Executive Officers as a group (23 persons) (1)(2)(3)(4)(5)					1,657,595	*

(1)                  Includes deferrals of annual retainers into common stock units under the Deferred Compensation Plan for Non-Employee Directors and the 2003 Plan prior to January 1, 2006, and non-retainer annual director stock awards in common stock units under the 2003 Plan, including their respective dividend equivalent rights allocated in common stock units, as follows:

Name	Annual Retainer Deferred Into Common Stock Units	Non-Retainer Annual Common Stock Units
Charles F. Bolden, Jr	3,285	6,329
David A. Daberko	5,652	6,329
William L. Davis	4,735	6,329
Shirley Ann Jackson	6,595	6,329
Philip Lader	4,735	6,329
Charles R. Lee	19,447	6,329
Dennis H. Reilley	5,652	6,329
Seth E. Schofield	13,503	6,329
John W. Snow	0	1,846
Thomas J. Usher	4,499	0
Douglas C. Yearley	13,011	6,329

(2)                  Includes shares held under the Marathon Thrift Plan, the United States Steel Savings Fund Plan for Salaried Employees, the Dividend Reinvestment and Direct Stock Purchase Plan, and the Non-Employee Director Stock Plan.

(3)                  Reflects shares of restricted stock granted under the 2003 Incentive Compensation Plan, which are subject to limits on sale and transfer and can be forfeited under certain conditions.

(4)                  The number of shares shown includes the shares each person would have received had they exercised their stock-settled SARs based on the fair market value (i.e., closing price) of Marathon’s common stock on January 31, 2007.

(5)                  Includes 11,009 shares indirectly held by Mr. Usher through a Revocable Trust Account governed by a Revocable Trust Agreement, dated July 3, 2001, pursuant to which Mr. Usher is the settlor, co-trustee with his spouse and beneficial owner of the shares held in said account; includes 500 shares indirectly held by Mr. Yearley in a family trust; and includes 1,000 shares indirectly held by Mr. Davis in the William L. Davis III Revocable Trust.

(6)                  None of the shares are pledged as security.

* (7)        The percentage of shares beneficially owned by each director or nominee, or each executive officer does not exceed one percent of the common shares outstanding; and the percentage of shares beneficially owned by all directors and executive officers of the Company, as a group, does not exceed one percent of the common shares outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Based solely on the Company’s review of the reporting forms and written representations provided to the Company from the individuals required to file reports, the Company believes that each of its executive officers and directors has complied with the applicable reporting requirements for transactions in the Company’s securities during the fiscal year ended December 31, 2006, except for Michael K. Stewart who filed one Form 4 report two days late relating to shares-for-tax withholding for a vesting of restricted stock granted to Mr. Stewart prior to his election as an executive officer of the Company.

Compensation Committee Report

Our committee has reviewed and discussed Marathon’s Compensation Discussion and Analysis for 2006 with Marathon’s management. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 annual proxy statement.

Douglas C. Yearley, Chair

William L. Davis

Shirley Ann Jackson

Philip Lader

Dennis H. Reilley

Seth E. Schofield

John W. Snow

Compensation Discussion and Analysis

At Marathon, we believe that it is important to directly link compensation to our performance and to the value delivered to our stockholders. Accordingly, a key part of our business strategy is executing our pay-for-performance philosophy. This philosophy focuses our employees on the shared strategy and core values that drive our corporate performance.

As a result of our pay-for-performance philosophy, a substantial part of the compensation realized by our executives varies based on corporate performance. The executive compensation reported in this proxy statement reflects our corporate performance for the past several years, including 2006. Over the course of this time period, we have improved our position relative to other oil companies, maintained a high level of downstream performance, grown new upstream core areas and established an integrated gas business. Our performance is reflected in our three-year total stockholder return (“TSR”) of 212 percent. These accomplishments have been achieved while facing the challenges of heightened competition within our industry for resources and talent.

The report below gives you more information about our compensation philosophy for the named executive officers (“Officers”), including a detailed description of each component of pay. It also describes the decisions made by the Compensation Committee (the “Committee”) of our Board for 2006 Officer compensation.

Compensation Philosophy

Our compensation program for Officers is designed to achieve the following objectives:

•                  Attract talented and experienced Officers by providing incentives for them to accept the risks and burdens of Officer positions;

•                  Motivate Officers by rewarding them for individual and collective contributions to our success, including increasing stockholder value; and

•                  Retain the knowledge and experience of Officers who directly impact our current and future success.

The principal elements of our Officers’ compensation program are:

•                  Base salary;

•                  Annual cash incentive bonus;

•                  Long-term incentive awards (performance awards, stock options and restricted stock);

•                  Post-termination benefits; and

•                  Other benefits.

As described in more detail below, these elements are designed to reward corporate and individual performance. Corporate performance is generally measured relative to stockholder return, certain operational metrics and adherence to corporate values. Individual performance is evaluated based on individual expertise, leadership, ethics and achievement of personal performance commitments. We also put a priority on “living the Marathon values,” which emphasize health and safety, environmental stewardship, business ethics, honesty and integrity.

Compensation Benchmarking

In the energy industry, we currently operate in a competitive environment for talented employees. As a result, in order to attract and retain leadership, we believe it is necessary and appropriate to benchmark our executive compensation against that of our competitors.

Overall, our executive compensation program is designed to provide total compensation opportunities that are within the range of the market median when target level performance is achieved, which we believe is competitive. However, there are variations in pay competitiveness among the Officers based on factors other than market data, such as internal equity, experience and role within Marathon. Actual awards earned under our incentive compensation programs vary based upon both our performance and that of the individual Officer. When performance objectives are exceeded, incentive compensation is intended to be above the median. When performance is below our objectives, incentive compensation, if provided, is intended to be below the median.

To assist with the benchmarking process, the Committee has engaged a compensation consultant to provide consulting services on executive compensation matters. The consultant provides the Committee with comparative data on executive compensation and expert advice on compensation program design and implementation. The comparative data provided by the consultant is only one of several factors considered by the Committee when establishing compensation levels.

With the help of the consultant, the Committee regularly compares the salary, annual bonus, long-term incentive opportunities and total compensation for Officers with those of similar positions at peer companies where we compete for talent. The peer group companies we use for our corporate and upstream compensation comparisons are: Anadarko Petroleum Corporation, Apache Corporation, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, Hess Corporation, Occidental Petroleum Corporation, Sunoco Inc., Tesoro Corporation and Valero Energy Corporation. The companies we use for downstream comparisons are: BP p.l.c., Chevron Corporation, ConocoPhillips, Hess Corporation, Royal Dutch Shell p.l.c., Sunoco Inc., Tesoro Corporation and Valero Energy Corporation.

Stock Ownership Requirements and Anti-Hedging Policy

In 2003, the Committee established stock ownership guidelines for our Officers in order to reinforce the alignment of the Officers’ and stockholders’ interests. The share ownership requirements are as follows:

•                  Chief Executive Officer (“CEO”) — 225,000 shares

•                  Executive Vice Presidents — 60,000 shares

•                  Senior Vice Presidents — 42,000 shares

Officers have until 2008 to achieve this ownership level, unless their appointment was after 2003, in which case they have five years from that appointment date to achieve the designated stockholder ownership level. In general, shares for which the Officers have dividend and voting rights are counted towards the requirement, including unvested time-based restricted shares.

The Committee reviews each Officer’s progress towards the guidelines on an annual basis. Officers who have not reached their specified targets and who exercise stock options are generally expected to hold the shares they receive upon exercise (after taxes) so that they meet their requirement in a timely manner.

In order to ensure that Officers bear the full risks of stock ownership, our corporate policies prohibit Officers from engaging in hedging transactions related to our stock or from pledging or creating a security interest in any Marathon shares they hold.

Base Salary

Base salary is a fundamental component of our total compensation for Officers. The Committee reviews Officer salaries annually based on the following criteria:

•                  Officer Performance — Base salary adjustments are primarily determined upon the Officer’s performance, including “living the Marathon values.”

•                  Internal Equity — The salary level for each individual Officer and each position in the overall management hierarchy is designed to reflect its relative value to us.

•                  External Competitiveness — The salary for each position is designed to be at or near the median level for similar positions at peer companies.

We believe that positioning our base salaries within the range of the market median, coupled with our incentive programs and other benefits, allows us the ability to attract, retain and compete for top talent. Once an Officer’s salary approaches or exceeds the median range, increases are given only as necessary to reward performance and retain top talent.

Annual Cash Incentive Bonus

The Officers’ bonus program is intended to closely link annual bonus payments to our performance and to each individual Officer’s performance. Evaluation of our performance is based on the achievement of pre-established performance goals, as set by the Committee at the beginning of the year. Evaluation of individual performance is based on attainment of personal performance commitments including impact on corporate performance. At the end of the year, overall Marathon and individual Officer performance is then weighed against pre-established bonus targets to determine the actual amount of bonus the Committee authorizes to be paid to each Officer.

The paragraphs below provide more information about the elements of our bonus program as well as the factors that influenced the bonus payments approved by the Committee for 2006.

Bonus Target Opportunities

Each year, the Committee establishes a bonus target amount for each Officer that is expressed as a percentage of his or her year-end base salary. In 2006, the bonus targets for the Officers were as follows:

2006 Bonus Target
Name	(as% of Base Salary)
C. P. Cazalot, Jr.	120%
J. F. Clark	75%
G. R. Heminger	80%
S. B. Hinchman	70%
P. G. Behrman	70%

The bonus targets are designed to be competitive with annual bonus targets for similar positions at peer companies and are based on compensation data provided by the Committee’s compensation consultant. Actual bonus payments may be above or below the target amount depending upon Marathon and individual performance for the year.

Company Performance Metrics

During the first quarter of each year, the Committee establishes the Company performance metrics for the Officers’ bonus program. Overall, the metrics are designed to create stockholder value and to reward performance. To reinforce our pay-for-performance philosophy, each Officer’s bonus payment is tied to the performance measures that correspond to the success of his or her respective business segment or, in the case of corporate Officers, Marathon as a whole.

The bonus program includes metrics that are based on measures such as costs, reserves, production and mechanical availability, each of which has a performance target that is competitive for the industry. Other metrics measure our performance relative to our peers. The Committee reserves the right to revise established bonus performance metrics (up or down) when unforeseen business transactions or events significantly impact corporate performance relative to the pre-established performance metrics.

The tables below show the specific performance measures that were used for determination of the 2006 bonus payments. Where appropriate, additional details about certain metrics are given following each table. For each metric where target performance is exceeded, there is an increase in the Officer’s bonus opportunity. When performance is below target for a particular metric, there is a decrease in bonus opportunity.

Exploration and Production (“Upstream”)

Metrics apply to Mr. Hinchman and Mr. Behrman.

	Target	Performance
Performance Metric	Performance	Achieved
Upstream Adjusted Net Income per Barrel of Oil Equivalent as compared to peer companies (a)	6th position out of 9 companies	4th position
Net Proved Reserve Additions (b)	110 million barrels of oil equivalent	143 million barrels of oil equivalent
Net Production	362,000 barrels of oil equivalent per day	377,000 barrels of oil equivalent per day
Upstream Unit Cost per Barrel of Oil Equivalent (c)	$14.37 or less	$14.57
Upstream Safety Performance	1.07 OSHA recordable rate or less	1.25 OSHA recordable rate
Upstream Environmental	6 barrels or less per million barrels produced	6.3 barrels per million barrels produced

(a)          The comparator companies for the upstream adjusted net income per barrel measure were Hess, BP, Chevron, ConocoPhillips, Exxon Mobil, Murphy, Occidental and Royal Dutch Shell. The original list also included Kerr McGee, but Kerr McGee was excluded from the final calculation since it was acquired by Anadarko in 2006. This metric is calculated as our Exploration and Production segment income, as presented in our audited consolidated financial statements, divided by our worldwide sales volumes from continuing operations measured in barrels of oil equivalent. To ensure consistency of this metric when comparing to our peers, adjustments to peer company segment income, as presented in their audited financial statements, are sometimes necessary to exclude certain unusual items reflected in their results.

(b)         This metric is calculated from the “Estimated Quantities of Proved Oil and Gas Reserves” table in the “Supplementary Information on Oil and Gas Producing Activities (Unaudited)” section of our Form 10-K. The metric includes the following liquid hydrocarbon and natural gas volumes from that table, as converted into barrels of oil equivalent:

•              Revisions of previous estimates;

•              Improved recovery; and

•              Extensions, discoveries and other additions.

(c)          This metric is calculated using specific costs incurred in the operations of the Exploration and Production segment as the numerator and sales volumes of the Exploration and Production segment, measured in barrels of oil equivalent, as the denominator. It incorporates costs of producing hydrocarbons for sale; therefore, certain costs such as asset value impairments, exploration expense and costs impacted by fluctuations in hydrocarbon prices are excluded.

Refining, Marketing and Transportation (“Downstream”)

Metrics apply to Mr. Heminger.

Performance Metric	Target Performance	Performance Achieved
Return on Capital Employed (d)	9 to 10%	26%
Refining Mechanical Availability	93%	94%
Controllable Operating Expenses (e)	$1.44 billion or less	$1.36 billion
General & Administrative Expense (f)	$65 million or less	$59.8 million
Product Quality Incident Cost	$2 million or less	$100,000
Downstream Safety Performance	1.00 OSHA recordable rate or less	0.73 OSHA recordable rate
Designated Environmental Incidents	100 incidents or less	83 incidents

(d)         This metric is the ratio of operating profits to the amount of operating capital invested to generate those profits. It is intended to be a measure of how productively assets are used. The values used in calculating this metric are obtained from records of the Downstream segment.

(e)          This metric is calculated using specific costs incurred in the operations of the Downstream segment, including those costs directly attributable to refining, marketing, distribution and transportation operations such as employee expenses, turnaround costs and advertising expense. Costs excluded are those impacted by fluctuations in hydrocarbon prices and volumes such as purchased energy and transportation costs.

(f)            This metric includes a portion of the selling, general and administrative expenses reflected in the audited consolidated statement of income. It includes general and administrative expenses incurred by the Downstream segment, but not directly attributable to specific operations, for example the various expenses of maintaining and staffing a central office from which the segment is managed.

Corporate

Metrics apply to Mr. Cazalot and Ms. Clark.

Performance Metric	Target Performance	Performance Achieved
Results of Upstream and Downstream Performance (as described above)	See above Upstream and Downstream performance tables	See above Upstream and Downstream performance achieved
Annual Stock Price Performance compared to AMEX Oil Index (“XOI”)(g)	2nd quartile	Top quartile
General and Administrative Expense(h)	$281 million or less	$287 million

(g)         On December 31, 2006, the following companies were included in the XOI: Anadarko, BP, Chevron, ConocoPhillips, Exxon Mobil, Hess, Occidental, Repsol, Royal Dutch Shell, Sunoco, Total, and Valero.

(h)         This metric includes a portion of the selling, general and administrative expenses reflected in the audited consolidated statement of income. It includes general and administrative expenses that are not directly incurred by operating segments, for example corporate office expenses.

Individual Performance

We believe our accountability to stockholders begins with personal performance commitments linked to our Company goals, which in turn are reinforced by our pay-for-performance culture.  As a result, in addition to Company performance, each Officer’s individual performance is important in determining his or her bonus.

At the beginning of each year, each Officer develops individual performance commitments relative to his or her organizational responsibilities which, for Officers other than the CEO, are then discussed with and approved by the CEO. Similarly, the CEO’s individual performance commitments are discussed with and approved by our Chairman and our Board. The performance commitment process is designed to focus Officers on creating stockholder value, and all of the Officers’ commitments are directly related to our business objectives that are communicated to the stockholders for the upcoming year.

At the end of each year, each Officer’s performance is measured against his or her pre-established performance commitments. In addition, each Officer’s leadership skills and demonstrated commitment to “living the Marathon values” are considered.

2006 Annual Bonus Payments

2006 was a successful year. As summarized in the above bonus metrics tables, our performance exceeded target for most of the approved metrics. Most notably, we were the top performer for stock price growth among the companies in the XOI for 2006, with stock price growth of 52 percent.

Within the parameters of the bonus program, the Committee exercised its discretion to set individual bonus amounts based on bonus targets, Company performance achieved and assessment of individual performance. Consistent with our pay-for-performance philosophy, Officers were rewarded for their contributions to our outstanding performance with bonus payments at higher levels as compared to the bonus target opportunities established at the beginning of the year.

Grants of Long Term Incentive Awards

Long-term incentive awards are a critical element in the mix of compensation as they provide a direct link to stockholder interests. Our objective in making long-term incentive grants is to provide Officers with opportunities to receive competitive levels of compensation for meeting performance objectives, exceptional rewards for superior performance and reduced or no rewards for performance below our objectives. Since 2003, all of our long-term incentive awards have been granted under the stockholder-approved 2003 Incentive Compensation Plan.

Historically, the Committee has approved all annual long-term incentive grants at its regularly-scheduled May meeting. In addition, when an award requires a pre-established performance goal, the Committee has approved the performance goal and the related compensation formula during the first quarter.

Each year, prior to making grants, the Committee establishes an intended long-term incentive dollar value for each Officer. However, the actual value realized may differ significantly (up or down) from the intended value due to our stock price performance over the life of the awards. When setting these intended values, the Committee considers competitive pay data, individual performance, internal pay equity and total compensation opportunities for each Officer.

The Committee allocates each Officer’s intended value among a mix of long-term incentive awards. For 2006, the Committee decided that all of the CEO’s long-term incentive pay would be directly tied to the performance of our stock. Therefore, the Committee granted all of his long-term incentive value in the form of performance units and stock options.

The remaining Officers received the following mix of long-term incentive awards: 40 percent performance units, 40 percent stock options and 20 percent restricted stock. The Committee believes this mix of long-term incentive opportunities provides an appropriate balance between the dual objectives of tying compensation to stock performance and providing retention incentives. Furthermore, based on pay data provided by the compensation consultant, the Committee believes the award mix is competitive relative to the incentive pay packages offered by our peers.

To determine the number of awards necessary to deliver the intended value, the Committee uses valuation methodologies provided by its compensation consultant. According to these methodologies, the number of performance units awarded to each Officer is determined by dividing the intended value of the award by the $1 target value per unit, with a present value factor applied. The number of stock options granted is calculated based on a Black-Scholes value. Similarly, the number of shares of restricted stock awarded is determined by dividing the intended value by our average daily closing price for the one-month period at the end of the prior quarter. For all three award types, a risk of forfeiture factor is also applied.

Each of our long-term incentive award types is discussed in more detail below.

Performance Units

We believe it is important to link executive compensation to our overarching corporate goal of delivering stockholder returns to our investors. Accordingly, the Committee grants a portion of Officers’ long-term incentive compensation in the form of performance units tied to our long-term relative total stockholder return. The vesting of each unit is tied to our three-year TSR as compared to the three-year TSR for each of the companies that are members of the XOI on the last day of the performance period.

The Committee favors the design of cash-settled performance units because they have a pre-established maximum payout value that does not vary with stock price. The target value of each performance unit is $1, with the actual payout varying from $0 to $2 based on our relative TSR percentile ranking for the measurement period. The following table illustrates how the performance unit payout is calculated:

Performance Achieved	Maximum	Target	Threshold
MRO TSR Ranking (out of 13 companies)	1	7	10
Payout (% of target)	200%	100%	50%
Value Per Unit	$2.00	$1.00	$0.50

Payouts are prorated when performance falls in between threshold, target and maximum levels. However, there will be no payout if our TSR is in the bottom quartile. In any event, the Committee reserves the right to exercise downward discretion when final vesting is approved.  If an Officer separates from service or retires prior to the end of the performance period, the award is forfeited.

Stock Options

As noted above, the Committee grants a portion of Officers’ intended long-term incentive value in the form of stock options, which provide a link between Officer pay and the value delivered to stockholders. The Committee believes that all stock options are inherently performance-based as option holders only realize benefits if the value of our stock increases following the date of grant.

Our practice, both historically and currently, is to approve annual stock option grants to Officers on the date of the May meeting of the Committee, which has always coincided with the May meeting of the Board of Directors and is scheduled at least one year in advance. The grant price of our stock options is based on the fair market value of our common stock on the grant date, which is the day of or the next business day following the meeting at which the Committee approves the awards. In 2006, the Committee granted stock options as of June 1, 2006, the day after the Committee met. Stock options granted in 2006 have a three-year pro-rata vesting period and a maximum term of 10 years.

When stock option grants are approved for a newly hired Officer, the Committee grants the options as of a future date, as detailed in the Officer’s offer letter, which is a specified number of days following the Officer’s first date of employment. Consistent with our standard practice, the grant price of these options is the fair market value of our common stock on the effective date of grant.

Under the terms of our 2003 Incentive Compensation Plan, the grant price of a stock option may not be less than the average of the highest and lowest sales prices of our common stock on the date of grant. In light of the new SEC regulations that require disclosure of the closing market price on the date of an option grant, under the proposed 2007 Incentive Compensation Plan the grant price for a stock option may not be less than the closing market price on the date of grant. Re-pricing is not permitted under our stock plans without prior stockholder approval.

Restricted Stock

The Committee also granted 20 percent of the intended long-term incentive value for Officers, other than Mr. Cazalot, in the form of time-based restricted stock. The Committee chose to grant time-based restricted stock for retention purposes and to diversify the mix of long-term compensation, which is consistent with competitive market practices. The restricted stock grants are also intended to help Officers increase their holdings in our stock.

The restricted stock awards will vest in full on the third anniversary of the date of grant. Prior to vesting, restricted stock recipients have voting rights and receive dividends on the restricted shares. If an Officer separates from service or retires prior to the end of the restriction period, the award is forfeited. In the event of the death of the Officer or upon a change in control, the award will fully vest.

Vesting of 2004 Performance Awards

In 2004, the Committee granted performance shares to Officers with vesting based entirely on our relative TSR for the period January 1, 2004 through December 31, 2006. Per the terms of the grant, our relative TSR was measured against the three-year TSR for each of the member companies within the XOI on December 31, 2006.

In January 2007, the Committee approved the vesting of these performance shares. For the 2004 to 2006 performance period, we ranked second in total stockholder return among the XOI companies with a TSR of 212 percent. As a result of the second place ranking, the Committee vested 183 percent of the target number of shares awarded to each Officer in 2004, in accordance with the pre-established vesting matrix.

Cash Retention Award for Downstream Officers Related  to the Ashland Transaction

In June 2005, we acquired Ashland, Inc.’s 38 percent interest in Marathon Ashland Petroleum LLC (now known as Marathon Petroleum Company LLC or MPC). As a result of the acquisition, MPC’s officers forfeited Ashland stock appreciation rights (“SARs”) previously granted to them. As a replacement for these forfeited awards, we established a cash retention program for the affected officers. The value of each officer’s cash retention award was a fixed dollar amount equal to the average value of the forfeited Ashland SARs during the month preceding the acquisition. The cash retention award vested on September 18, 2006, which was the original vesting date of the forfeited Ashland SARs. Mr. Heminger was the only Officer who received this award and his payout was $772,976.

Post Termination Benefits

Retirement

We believe that it is important to help our employees plan for a secure retirement. Accordingly, we sponsor tax-qualified defined benefit and defined contribution retirement plans for all employees that allow both Marathon and the individual to contribute towards retirement savings. We also sponsor retiree medical plans for all of our employees.

In addition, Officers and certain other highly compensated employees are eligible for certain unfunded, nonqualified retirement plans. These plans provide benefits that would have otherwise been paid from our tax-qualified plans but are prohibited by Internal Revenue Code limitations. The defined benefit formula of these nonqualified plans also provides an enhancement for Officers based on the three highest bonuses earned during their last ten years of employment, instead of the consecutive bonus formula used for non-officers. Distributions from these nonqualified plans are made following termination or retirement in the form of a lump sum or three annual installments and are consistent with Section 409A of the Internal Revenue Code to the extent required.

We also sponsor nonqualified deferred compensation plans for Officers. Under the plans, Officers are eligible to defer up to 20 percent of their salary and bonus each year. The investment options available under the plan mirror those available to all employees under the tax-qualified Marathon Thrift Plan, with the exception of Marathon common stock. Distributions from the plan are made following termination or retirement in the form of a lump sum or three annual installments and are consistent with Section 409A of the Internal Revenue Code to the extent required.

In addition, upon retirement, Officers’ stock options and stock appreciation rights either continue vesting through their normal vesting schedule (those granted in May 2004) or become immediately exercisable (those granted after 2004). All other long-term incentive awards are forfeited upon retirement.

Our employees are eligible for retirement once they have reached age 50 and have ten or more years of service. The only Officer who is currently retirement-eligible is Mr. Heminger.

Death or Disability

In the event of death or disability, Officers will be entitled to the vested benefits they have accrued under our standard benefits programs. Long-term incentive awards will immediately vest in full upon the death of an Officer, with performance shares and performance units vesting at the target level. In the event of disability, long-term incentive awards will continue to vest as if the Officer remains employed during the period of disability.

Other Termination

No special employment or severance agreements are in place for our Officers. Effective February 1, 2005, we adopted a policy stating that our Board should seek stockholder approval or ratification of severance agreements for senior executive officers that would require payment of cash severance benefits exceeding 2.99 times the officer’s salary plus bonus for the prior calendar year.

Change in Control Termination

We believe that if a change in control of Marathon appears possible, our employees should be encouraged to continue their dedication to their assigned duties. For that reason, we have programs in place that provide severance benefits in the event that an employee is terminated following a change in control. We also believe that having a change in control policy encourages the Officers to act in the best interest of the stockholders when a change of control transaction is under consideration.

Immediately upon a change in control, all employees’ long-term incentive awards become fully vested and exercisable, which is a competitive practice among our peers. Outstanding performance shares and performance units will vest at the target value.

The potential benefits payable to Officers in the event they are terminated following a change in control are outlined on pages 66-68. The Committee periodically reviews the Officers’ change in control benefits.

Other Benefits

A limited perquisite program is also made available to Officers. Under the program, Officers may seek reimbursement for certain tax, estate and financial planning services up to a specified annual maximum each year, including the year following death or retirement. Officers are also offered an enhanced annual physical examination and the use of club memberships, with the majority of Officers limited to one membership. The Committee believes that these programs generally reflect prevailing market practices in the industry and are reasonable supplements to the overall compensation program.

On occasion spouses or other guests will accompany Officers on the aircraft for official business or when space is available on business-related flights. When the spouse or guest’s travel does not meet the IRS standard for business use, the cost of that travel is imputed as income to the Officer. If approved by his or her supervisor, the Officer may receive a gross up on the imputed income if the spouse or guest was accompanying the Officer on official business.

Tax and Accounting Considerations

The Committee considers the accounting and tax effects to Marathon when making executive compensation decisions and granting awards.

Because we have been following the fair value method of accounting for stock-based compensation since 2003, recent changes in generally accepted accounting principles for stock-based payments did not have a significant impact on our financial results.

Prior to 2004, Officers received grants of cash-settled stock appreciation rights. We no longer grant this type of incentive award. As previously granted cash settled stock appreciation rights are exercised, stock-based compensation expense is less affected by period-to-period changes in our stock price.

The Committee has a practice of delivering compensation in a tax-deductible manner whenever possible within the context of the compensation objectives it adopts. However, the priority of the Committee is to provide compensation that reflects corporate and individual performance and is competitive within the industry. Accordingly, some of the compensation awarded by the Committee is not deductible by us due to the limitations of Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1 million on the amount of compensation (excluding certain performance-based compensation) that we may deduct in any one year for each Officer.

The Committee has approved a salary for Mr. Cazalot that exceeds the Section 162(m) limitation and therefore is not deductible in full. In the opinion of the Committee, Mr. Cazalot’s salary is appropriate based on the Company’s performance under his leadership.

As described above, the Committee has awarded time-based restricted stock awards to Officers. In 2005, Mr. Cazalot also received a restricted stock grant. Upon vesting, these awards will not be deductible in full for an Officer whose compensation exceeds the Section 162(m) limitation. The Committee believes that the restricted stock awards are an important component of long-term compensation because they provide retention incentives and increase Officers’ stock holdings.

Most of our performance-based compensation awards are deductible in full regardless of the limitations of Section 162(m) because they have been granted under the stockholder-approved 2003 Incentive Compensation Plan. To comply with Section 162(m), this plan contains maximum limitations on annual award grants, including a $5,000,000 cap on cash-based awards. When this $5,000,000 cap was established in 2003, the annual bonus program was the only cash-based incentive program that we sponsored. Since that time, the Committee has opted to award performance units that are paid out in cash instead of performance shares that vest in shares of common stock, as the cash-based units have a pre-established maximum payout value that does not increase with stock price.

Given our recent successes, it is not competitively feasible to administer both the annual bonus program and the performance unit program within the plan’s annual cash award limitation for the Officers. Accordingly, the 2006 annual bonus program was not administered under the plan and a portion of some Officers’ bonuses may not be deductible in full.

The Committee may also award non-deductible pay in other situations as well, including but not limited to inducement awards, awards warranted by performance, and transaction related awards such as Mr. Heminger’s cash retention award described above.

Compensation Committee of Our Board of Directors

The Compensation Committee of our Board is charged with approving all compensation and awards for our Officers. The Committee is comprised only of independent, non-employee directors. The members who currently serve on the Committee are Mr. Yearley, Mr. Davis, Dr. Jackson, Mr. Lader, Mr. Reilley, Mr. Schofield and Mr. Snow.

The Committee meets at least four times a year and usually holds executive sessions at each of its meetings. When possible, the Committee previews and discusses significant compensation decisions at one meeting before giving formal approval at a subsequent meeting. With the help of its compensation consultant and our staff, the Committee keeps abreast of and discusses legal and regulatory developments pertaining to executive compensation throughout the year.

The Committee seeks input from the CEO on compensation decisions and performance appraisals for all other Officers. However, all final Officer compensation decisions are approved by the Committee.

Executive Compensation Tables and Other Information

The following table summarizes the total compensation awarded to, earned by, or paid to Mr. Cazalot, President and Chief Executive Officer, Ms. Clark, Executive Vice President and Chief Financial Officer, and the other three most highly compensated executive officers of Marathon who were serving as executive officers at the end of 2006, for services rendered in all capacities during 2006.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensa- tion(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensa- tion(7) ($)	Total ($)
C. P. Cazalot, Jr. President and Chief Executive Officer	2006	1,175,000	0	3,162,726	12,463,293	3,200,000	1,131,376	238,980	21,371,375
J. F. Clark Executive Vice President and Chief Financial Officer	2006	513,000	0	1,196,957	959,949	675,000	151,710	75,949	3,572,565
G. R. Heminger Executive Vice President	2006	619,000	772,976	422,696	1,030,104	1,100,000	1,263,926	121,524	5,330,226
S. B. Hinchman Senior Vice President, Worldwide Production	2006	422,000	0	374,461	3,014,707	580,000	506,821	71,190	4,969,179
P. G. Behrman Senior Vice President, Worldwide Exploration	2006	384,000	0	415,606	2,903,471	475,000	206,922	57,219	4,442,218

(1)          The salaries shown in this column reflect three months at one annual salary rate and nine months at the new annual salary rate for all named officers.

(2)          The amount shown reflects a cash retention award granted to Mr. Heminger in lieu of certain SAR awards he forfeited as a result of Marathon’s acquisition of Ashland, Inc.’s 38 percent interest in Marathon Ashland Petroleum Company LLC in 2005. The award vested in 2006. (See page 51 for additional information on Mr. Heminger’s cash retention award.)

(3)          The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and include the 2006 recognized accounting expense for all unvested restricted stock awards and performance shares for each named executive officer. Assumptions used in the calculation of this amount are included in footnote 26 to the Company’s financial statement for the fiscal year ended December 31, 2006.

(4)          The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and include the 2006 recognized accounting expense for unvested stock options and SAR awards. The amounts also include the 2006 variable accounting expense for all tandem SAR awards that were outstanding in 2006. Assumptions used in the calculation of these amounts are included in footnote 26 to the Company’s financial statement for the fiscal year ended December 31, 2006.

(5)          The amounts shown in this column are the 2006 cash incentive bonus awards.

(6)          The amounts in this column reflect the annual change in accumulated benefits under Marathon’s pension plans.  See pages 61-63 for more information about the Company’s defined benefit plans and the assumptions used in the calculation of these amounts. There are no deferred compensation earnings reported in this column because the Company’s nonqualified deferred compensation plans do not provide above-market or preferential earnings.

(7)          All Other Compensation is summarized below:

Name	Year	Personal Use of Company Aircraft(a) ($)	Club Member- ships & Dues(b) ($)	Company Physicals & Wellness Reimburse- ments(c) ($)	Tax & Financial Planning(d) ($)	Tax Allowance Gross Ups & Misc. Perks(e) ($)	Life Insurance(f) ($)	Company Contributions to Defined Contribution Plans(g) ($)	Total ($)
C. P. Cazalot, Jr.	2006	800	4,182	3,246	0	0	1,714	229,038	238,980

J. F. Clark	2006	0	3,507	3,246	0	0	750	68,446	75,949

G. R. Heminger	2006	1,595	10,853	3,546	7,000	2,265	928	95,337	121,524

S. B. Hinchman	2006	0	0	3,246	8,253	0	643	59,048	71,190

P. G. Behrman	2006	0	5,304	3,546	0	0	571	47,798	57,219

(a)          The amounts reflect the aggregate incremental cost of personal use of Company aircraft by the officers. Officers are permitted to invite their spouses or other guests to occasionally accompany them on business trips when space is available. When the spouse or guest’s travel does not meet the IRS standard for “business use,” the cost of that travel is imputed as income to the officer.

The amounts shown reflect the variable costs of personal flights taken by the respective officers or their guests. Variable costs were calculated based on a methodology that reflects average costs of operating the aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees and storage costs, communications charges, and other miscellaneous variable costs. Fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(b)         The amounts shown in this column reflect club fees and membership dues. Most officers are provided the use of one club membership.

(c)          This column includes the average incremental cost of the executive physical program that is available to the officers. Due to Health Insurance Portability and Accountability Act (“HIPAA”) confidentiality requirements, the Company cannot disclose actual usage of this program by individual officers. This column also includes reimbursements for fitness-related activities covered under a wellness program that is available to all employees, up to a specified maximum.

(d)         Officers are eligible for reimbursement for professional advice related to tax, estate, and financial planning up to a specified maximum.

(e)          The amount shown for Mr. Heminger reflects a tax allowance in the amount of $584.74 for the use of corporate aircraft that met Marathon’s definition of business use but did not meet the IRS standard for business use. Additional amounts shown for Mr. Heminger reflect miscellaneous awards and associated tax allowances and reimbursable business expenses.

(f)            The amounts shown reflect the life insurance premium paid by the Company for basic life insurance coverage for the officers.

(g)         The amounts shown are the amounts contributed by the Company under the tax-qualified Marathon Oil Company Thrift Plan and the related nonqualified deferred compensation plans.  See pages 64-65 for more information about the nonqualified plans.

Grants of Plan-Based Awards in 2006

The following table provides information about the non-equity and equity awards granted to each named executive officer during 2006. The awards listed in the table are described in more detail in the Compensation Discussion and Analysis beginning on page 45.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards:	All Other Option Awards: Number of	Exercise or	Closing	Grant Date
Name	Grant Date	Date of Committee Action(1)	Unit Price(2) ($)	Threshold ($)	Target ($)		Maximum ($)	Number of Shares of Stock or Units (#)	Securities Underlying Options (#)	Base Price of Option Awards(4) ($)	Market Price on Date of Grant ($)	Fair Value of Stock and Option Awards(5) ($)
C. P. Cazalot, Jr.					1,440,000	(3)
			1	1,250,000	2,500,000		5,000,000
	6/1/2006	5/31/2006							189,800	75.635	76.81	3,862,430
J. F. Clark					394,000	(3)
			1	404,000	808,000		1,616,000
	6/1/2006	5/31/2006							30,200	75.635	76.81	614,570
	6/1/2006	5/31/2006						4,700				355,485
G. R. Heminger					520,000	(3)
			1	505,000	1,010,000		2,020,000
	6/1/2006	5/31/2006							37,800	75.635	76.81	769,230
	6/1/2006	5/31/2006						5,900				446,247
S. B. Hinchman					315,000	(3)
			1	252,500	505,000		1,010,000
	6/1/2006	5/31/2006							18,900	75.635	76.81	384,615
	6/1/2006	5/31/2006						3,000				226,905
P. G. Behrman					280,000	(3)
			1	252,500	505,000		1,010,000
	6/1/2006	5/31/2006							18,900	75.635	76.81	384,615
	6/1/2006	5/31/2006						3,000				226,905

(1)          The dates in this column reflect the date the compensation committee took action to award the 2006 stock option and restricted stock grants.

(2)          The amounts shown in this column reflect the target dollar value of each performance unit.

(3)          The amounts shown in this row reflect the target amount of the annual incentive bonus award for each officer, which is based on a percentage of base salary. See page 45 for more information about the incentive bonus targets. The actual incentive bonuses earned by the officers for 2006 are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

(4)          The exercise price shown for stock options reflects the fair market value, as defined under the 2003 Plan, of Marathon common stock on the grant date. The 2003 Plan defines fair market value as the average of the high and low sale prices of Marathon common stock on the relevant date.

(5)          The amounts shown reflect the total grant date fair value of stock options and restricted stock granted in 2006 in accordance with FAS 123(R). The Black-Scholes value used for the June 1, 2006 stock option grant was $20.35. The fair market value used for restricted stock awards granted on June 1, 2006 was $75.635. Assumptions used in the calculation of these amounts are included in footnote 26 to the Company’s financial statement for the fiscal year ended December 31, 2006.

During the first quarter of 2006, the Compensation Committee established the 2006 annual incentive bonus program for officers, including performance metrics and a target bonus amount for each officer. Each officer’s actual bonus payment was tied to the achievement of company and individual performance metrics. For more information on the incentive bonus targets and performance metrics, see pages 45-48.

The Compensation Committee granted performance units to the officers in 2006 under the 2003 Plan. Vesting of these units is tied to Marathon’s TSR as compared to the TSR of each of the member companies within the XOI for the 2006-2008 performance period. Each performance unit has a target value of $1.00 and is payable in cash, with payout varying from $0 to $2.00 based on actual performance. No dividends are paid and no interest accrues on outstanding performance units. If an officer separates from service prior to the end of the performance period, the award is forfeited. In the event of the death of an officer or a change of control of the Company, all performance units would immediately vest at target levels. See pages 49-50 for more information about the performance units.

As noted in the table, stock options were granted to the named executive officers on June 1, 2006, under the 2003 Plan. The options will vest in one-third increments on the first, second, and third anniversaries of the date of grant.  In the event of the death or retirement of the officer, the options will immediately vest in full.  Unvested options are forfeited upon termination. Following the retirement or death of an officer, the options will remain exercisable until the earlier of June 1, 2016 or five years from the date of retirement or death. In the event of a change in control, the options will immediately vest in full and remain exercisable for the original term of the option. For more information on the Company’s stock option granting practices, see page 50.

As also noted in the table, the Compensation Committee granted restricted stock to all named executive officers other than Mr. Cazalot in 2006.  The restricted stock awards are scheduled to vest in full on the third anniversary of the grant date. Dividends are paid on all restricted stock at the same time and in the same manner that dividends are paid to other stockholders. In the event of the death of the officer or a change in control, the restricted stock award will immediately vest in full. The award will be forfeited if the officer retires or otherwise leaves the Company prior to the vesting date.  See page 50 for more information on the restricted stock awards.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information about the unexercised options and SARs and unvested restricted stock held by each named executive officer as of December 31, 2006.

	Stock Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(5) (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)
C. P. Cazalot, Jr.	260,000	0		25.515	5/28/2013
	200,000	100,000	(1)	33.610	5/26/2014
	58,933	117,867	(2)	47.650	5/25/2015
	0	189,800	(3)	75.635	6/1/2016
						22,500	2,081,250
J. F. Clark	0	6,667	(4)	33.415	1/16/2014
	77,933	42,467	(1)	33.610	5/26/2014
	19,633	39,267	(2)	47.650	5/25/2015
	0	30,200	(3)	75.635	6/1/2016
						27,200	2,516,000
G. R. Heminger	4,500	0		34.000	5/26/2008
	20,000	0		32.520	5/29/2011
	26,066	13,034	(1)	33.610	5/25/2014
	12,833	25,667	(2)	47.650	5/25/2015
	0	37,800	(3)	75.635	6/1/2016
						10,800	999,000
S. B. Hinchman	25,000	0		32.520	5/29/2011
	35,500	0		28.120	5/28/2012
	8,100	0		25.515	5/28/2013
	28,666	14,334	(1)	33.610	5/26/2014
	5,566	15,134	(2)	47.650	5/25/2015
	0	18,900	(3)	75.635	6/1/2016
						5,900	545,750
P. G. Behrman	32,733	16,367	(1)	33.610	5/26/2014
	7,566	15,134	(2)	47.650	5/25/2015
	0	18,900	(3)	75.635	6/1/2016
						5,900	545,750

(1)          This SAR is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable on May 26, 2007.

(2)          This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable in one-half increments on May 25, 2007, and May 25, 2008.

(3)          This stock option grant is scheduled to become exercisable in one-third increments on June 1, 2007, June 1, 2008, and June 1, 2009.

(4)          Upon her initial employment in 2004, Ms. Clark was granted 20,000 stock options with tandem stock appreciation rights that were scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the award became exercisable on January 16, 2007.

(5)          The number of shares shown reflects the aggregate number of shares of unvested restricted stock held by each officer on December 31, 2006. All restricted stock grants are scheduled to vest on the third anniversary of the date of grant, as summarized below for each officer.

Name	Grant Date	# of Unvested Shares		Vesting Date
C. P. Cazalot, Jr.	5/25/05	22,500		5/25/08
J. F. Clark	1/16/04	15,000	(7)	1/16/07
	5/25/05	7,500		5/25/08
	6/1/06	4,700		6/1/09
G. R. Heminger	5/25/05	4,900		5/25/08
	6/1/06	5,900		6/1/09
S. B. Hinchman	5/25/05	2,900		5/25/08
	6/1/06	3,000		6/1/09
P. G. Behrman	5/25/05	2,900		5/25/08
	6/1/06	3,000		6/1/09

(6)          The amounts shown reflect the aggregate value of all shares of unvested restricted stock held by the officers on December 31, 2006, using the year-end closing stock price of $92.50.

(7)          Upon her initial employment in 2004, Ms. Clark was granted 15,000 shares of restricted stock. This restricted stock award vested in full on January 16, 2007.

Option Exercises and Stock Vested in 2006

The following table sets forth certain information concerning options and SARs exercised by and performance shares vested for each executive officer named in the Summary Compensation Table during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
C. P. Cazalot, Jr.	90,000	5,319,114	137,250	12,112,313

J. F. Clark	14,333	537,701	41,175	3,633,694

G. R. Heminger	131,900	8,258,351	12,627	1,114,333

S. B. Hinchman	28,600	1,681,678	13,908	1,227,381

P. G. Behrman	103,100	5,949,376	15,921	1,405,028

(1)          The amounts shown in this column reflect the actual pre-tax gain realized by the officers upon exercise of an option or SAR, which is the fair market value of the shares on the date of exercise less the grant price. Shares obtained upon exercise and retained by the officer will be counted towards Marathon stock ownership requirements as described in the Compensation Discussion and Analysis on page 44.

(2)          This column shows the number of performance shares earned by the officers during the three-year performance period that ended on December 31, 2006. See page 51 for more information on the performance share program.

(3)          The amounts in this column reflect the vested value of the performance shares based on the average of the high and low Marathon stock price of $88.25 on January 29, 2007, which was the date the shares were vested by the Compensation Committee.

2006 Pension Benefits

Marathon provides tax-qualified retirement benefits to its employees, including the named executive officers, under the Retirement Plan of Marathon Oil Company or the Marathon Petroleum Company LLC (“MPC”) Retirement Plan (collectively, the “Retirement Plans”). In addition, the Company sponsors the Marathon Oil Company Excess Benefit Plan, the MPC Excess Benefit Plan and the Speedway SuperAmerica LLC (“SSA”) Excess Benefit Plan (collectively, the “Excess Plans”) for the benefit of a select group of management and highly compensated employees. The pension table below shows the actuarial present value of accumulated benefits payable to each of the named executive officers under the Retirement Plans and the Excess Benefit Plans as of December 31, 2006. These values have been determined using actuarial assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
C. P. Cazalot, Jr.	Retirement Plan of Marathon Oil Company	6.75	216,858	0
	Excess Benefit Plan of Marathon Oil Company	6.75	3,414,883	0
J. F. Clark (2)	Retirement Plan of Marathon Oil Company	2.92	74,066	0
	Excess Benefit Plan of Marathon Oil Company	2.92	224,953	0
G. R. Heminger	MPC Retirement Plan	26.08	729,913	0
	MPC Excess Benefit Plan	26.08	3,842,229	0
	MPC Retirement Plan — Retail Sub-Plan	6.48	142,338	0
	SSA Excess Benefit Plan	6.48	774,101	0
S. B. Hinchman	Retirement Plan of Marathon Oil Company	26.50	557,211	0
	Excess Benefit Plan of Marathon Oil Company	26.50	1,531,621	0
P. G. Behrman	Retirement Plan of Marathon Oil Company	6.25	200,957	0
	Excess Benefit Plan of Marathon Oil Company	6.25	506,085	0

(1)          The present value of accumulated benefit was calculated assuming a discount rate of 5.80%, a lump sum interest rate of 3.30%, the RP2000 mortality table, a 96% lump sum election rate, and retirement at age 62 (age 65 for Mr. Heminger’s Retail Sub-Plan benefit).

(2)          Ms. Clark is not yet vested in her accrued benefits.

Employees who are age 21 or older and have completed one year of service are eligible to participate in the Retirement Plans. The monthly benefit under the Retirement Plans for employees other than employees of Speedway SuperAmerica LLC is equal to the following formula:

[	1.6%	×	Final Average Monthly Pay	×	Years of Participation	]	—	[	1.33%	×	Estimated Monthly Primary SS Benefit	×	Years of Participation	]

No more than 37.5 years of participation may be recognized under the formula. Final average pay under the formula is equal to the highest average eligible earnings for three consecutive years in the last ten years before retirement. Eligible earnings include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and incentive compensation bonuses. These earnings for the named executive officers are reported in the salary and non-equity incentive plan compensation columns of the Summary Compensation Table on page 55.

Participants in the Retirement Plans are vested upon the completion of five years of vesting service. Normal retirement age is 65, but retirement-eligible participants may receive a benefit after reaching age 62 that is unreduced for age. The forms of benefit available under the Retirement Plans include various annuity options and lump sum distributions.

Participants who accrue benefits under this formula are eligible for early retirement upon reaching age 50 and completing ten years of vesting service. If an employee retires between the ages of 50 and 62, the amount of benefit is reduced for age. For example, if the employee retires at age 50 his or her benefit will be 55% of the accrued normal retirement benefit based on the single-life annuity form of benefit. Of the named executive officers, only Mr. Heminger is eligible for early retirement benefits under the Retirement Plans.

Marathon also sponsors the unfunded, nonqualified Excess Plans for the benefit of a select group of management and highly compensated employees. These plans provide benefits that would have otherwise been paid from the tax-qualified Retirement Plans but are prohibited by Internal Revenue Code limitations. The Excess Plans also provide an enhancement for officers based on the three highest bonuses earned during their last ten years of employment, instead of the consecutive bonus formula in place for non-officers. Distributions of defined benefit accruals under the Excess Plans are made following termination or retirement in the form of a lump sum or three annual installments and are consistent with Section 409A of the Internal Revenue Code to the extent required.

During his service with SSA, Mr. Heminger participated in the MPC Retirement Plan - Retail Sub-Plan (the “Retail Sub-Plan”), which covers SSA employees. At the time of Mr. Heminger’s participation, the monthly benefit under the Retail Sub-Plan was calculated under the following formula:

[	2.0%	×	Final Average Monthly Pay	×	Years of Participation	]	—	[	2.0%	×	Estimated Monthly Primary SS Benefit	×	Years of Participation	]

This benefit formula was grandfathered for all employees participating in the Retail Sub-Plan as of December 31, 1998, and no additional years of participation credit are recognized under the formula beyond the grandfather date. No more than 25 years of participation may be recognized under the formula.

Final average pay is equal to average eligible earnings for the three years preceding retirement. Eligible earnings under the Retail Sub-Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Retirement Savings Plan and incentive compensation bonuses. These earnings for Mr. Heminger are reported in the salary and non-equity incentive plan compensation columns of the Summary Compensation Table on page 55.

Marathon also sponsors the unfunded, nonqualified SSA Excess Benefit Plan (the “SSA Excess Plan”) for the benefit of a select group of management and highly compensated employees. This plan provides benefits that would have otherwise been paid from the tax-qualified Retail Sub-Plan but are prohibited by Internal Revenue Code limitations. The SSA Excess Plan also provides an enhancement for certain highly compensated employees who are eligible for the grandfathered benefit formula described above. These additional benefits are based on the difference between (i) the applicable covered earnings prior to December 31, 1998, and (ii) the applicable covered earnings during the final three years of employment.

Marathon has not granted extra years of service to any current officers for purposes of retirement benefit accruals.

2006 Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation table below shows information about the named executive officers’ benefits under the Company’s nonqualified savings and deferred compensation plans.

Name	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (3) ($)
C. P. Cazalot, Jr.	0	218,885	43,190	0	1,136,704
J. F. Clark	224,115	55,246	74,431	0	777,056
G. R. Heminger	114,000	82,137	156,952	0	1,510,651
S. B. Hinchman	145,024	45,848	80,883	0	799,639
P. G. Behrman	109,375	35,568	163,600	0	1,060,494

(1)          The amounts shown in this column are also included in the salary and non-equity incentive plan columns of the Summary Compensation Table on page 55.

(2)          The amounts shown are also included in the all other compensation column of the Summary Compensation Table on page 55.

(3)          Of the totals in this column, the following amounts are also reported in the salary, non-equity incentive plan, and all other compensation columns of the Summary Compensation Table on page 55: Mr. Cazalot, $218,885; Ms. Clark, $279,362; Mr. Heminger, $196,137; Mr. Hinchman, $190,872; and Mr. Behrman, $144,943. Certain portions of the total for each officer were also reported in the summary compensation tables of our proxy statements in prior years.

Marathon sponsors the Marathon Oil Company Deferred Compensation Plan and the MPC Deferred Compensation Plan (the “Deferred Compensation Plans”). The Deferred Compensation Plans are unfunded, nonqualified plans in which officers may participate. The plans were designed to provide participants the opportunity to supplement their retirement savings by deferring income in a tax-effective manner and to meet other long-term financial goals. Participants may defer up to 20% of their salary and annual incentive bonus each year. Deferral elections are made in December of each year for amounts to be earned in the following year and are irrevocable. Participants are fully vested in their deferrals under the plans.

In addition, the Deferred Compensation Plans provide benefits for eligible employees equal to the Company contributions they would have otherwise accrued under the tax-qualified Marathon Oil Company Thrift Plan but are prohibited by Internal Revenue Code limitations. The Marathon Oil Company Thrift Plan currently provides for employer matching contributions of up to 7% of eligible earnings. Participants are vested in their Company matching contributions upon the completion of three years of vesting service.

The investment options available under the Deferred Compensation Plans mirror the investment options offered to employees under the Marathon Oil Company Thrift Plan, with the exception of Marathon common stock. Participants in the Deferred Compensation Plans may elect to receive their benefits as a lump sum or in three annual installments following retirement or termination, but may not make withdrawals during their employment. Distributions are consistent with Section 409A of the Internal Revenue Code to the extent required.

Certain highly compensated non-officer employees and, prior to January 1, 2006, officers who elected not to participate in the Deferred Compensation Plans were eligible to receive defined contribution accruals under the Excess Plans. The defined contribution formula in the Excess Plans is designed to allow eligible employees to receive Company contributions that would have been paid from the tax-qualified plan but are prohibited by Internal Revenue Code limitations. Participants are vested in their Company contributions upon the completion of three years of vesting service.

Defined contribution accruals in the Excess Plans are credited with interest equal to that paid in the “Cash with Interest” option of the Marathon Oil Company Thrift Plan. The annual rate of return on this option for the year ended December 31, 2006, was 4.33%. Distributions of defined contribution benefits from the Excess Benefit Plans are paid in the form of a lump sum following the participant’s retirement or termination and are consistent with Section 409A of the Internal Revenue Code to the extent required.

As noted, from and after January 1, 2006, officers no longer participate in the defined contribution formula of the Excess Plans, and all nonqualified Company contributions for officers accrue under the Deferred Compensation Plans.

Mr. Heminger also participated in the Emro Marketing Company Deferred Compensation Plan (the “Emro Plan”) while working at Emro Marketing Company (a former subsidiary of MPC). The Emro Plan is now frozen. The employees eligible to participate in the Plan were a select group of management and highly compensated employees.

The Emro Plan is an unfunded, nonqualified plan and was designed to provide participants the opportunity to supplement their retirement savings by deferring income in a tax-effective manner and to meet other long-term financial goals. Participants had the opportunity to defer up to 15% of their salary and bonus each year. Amounts deferred by employees under this program are credited with interest at the Prime Interest Rate, adjusted quarterly, which was 7.875% for the quarter ended December 31, 2006.

Participants may elect to receive the funds in a lump sum or three annual installments following retirement or termination. Distributions are consistent with Section 409A of the Internal Revenue Code to the extent required.

Potential Payments upon Termination or Change in Control

Retirement

Marathon employees are eligible for retirement once they reach age 50 and have ten or more years of service with the Company. The only named executive officer who is currently retirement-eligible is Mr. Heminger.

Upon retirement, officers are entitled to receive their vested benefits that have accrued under Marathon’s broad-based and executive benefit programs. For more information about the retirement and deferred compensation programs, see pages 61-65.

In addition, upon retirement, officers’ stock options and stock appreciation rights either continue vesting according to their normal vesting schedule or become immediately exercisable depending on the grant terms. All other long-term incentive awards are forfeited upon retirement. If Mr. Heminger had retired on December 31, 2006, the value of his stock options that would have immediately vested was $1,788,662 and the value of his stock-settled SARs that would have vested on the scheduled vesting date was $767,572, based on the year-end closing stock price.

Death or Disability

In the event of death or disability, officers will be entitled to the vested benefits they have accrued under Marathon’s standard benefits programs. Long-term incentive awards will immediately vest in full upon the death of an officer, with performance shares and performance units vesting at the target level. In the event of disability, long-term incentive awards will continue to vest as if the officer remains employed during the period of disability.

Other Termination

No special employment or severance agreements are in place for officers. Effective February 1, 2005, we adopted a policy stating that our Board should seek stockholder approval or ratification of severance agreements for senior executive officers that would require payment of cash severance benefits exceeding 2.99 times the officer’s salary plus bonus for the prior calendar year.

Change in Control

We believe that if a change in control of Marathon becomes possible, our officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have a policy that provides the following severance benefits if an officer’s employment is terminated under certain circumstances following a change in control:

•                  a cash payment of up to three times the sum of the officer’s current salary plus the highest bonus paid in the three years before the termination or change in control;

•                  life and health insurance benefits for up to 36 months after termination, at the lesser of the current cost or the active employee cost;

•                  an additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits, and coverage provided at the lowest premium then in effect;

•                  a lump sum cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under our pension plans and those which would be payable if (a) the officer had an additional three years of service credit, (b) the officer’s final average pay had included his or her highest annual bonus from the preceding three years, (c) for purposes of determining early retirement commencement factors, the officer had three additional years of service credit and three additional years of age, and (d) the officer’s pension had been fully vested;

•                  a lump sum cash payment equal to the difference between amounts receivable under our savings or thrift plans and amounts which would have been received if the officer’s savings had been fully vested; and

•                  a cash payment of the amount necessary to ensure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if the officer is terminated or constructively terminated. However, benefits are not payable if the termination is for cause or due to retirement after age 65, death, disability, or resignation by the officer.

The policy is automatically extended each year unless we notify the officers otherwise. However, in any event, the policy continues during a potential change in control period and for two years after a change in control.

In addition, immediately upon a change in control or upon an officer’s termination of employment during a potential change in control, outstanding stock options, stock appreciation rights, and restricted stock become fully vested. Outstanding performance shares and performance units will be fully vested at the target level.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

•                  any person not affiliated with Marathon acquires 20 percent or more of the voting power of our outstanding securities;

•                  the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner;

•                  we merge with another company and our stockholders end up with less than 50 percent of the voting power of the new entity;

•                  our stockholders approve a plan of complete liquidation of Marathon; or

•                  we sell all or substantially all of Marathon’s assets.

In addition, if any person takes certain actions or enters into an agreement that could result in a change in control, a potential change in control will have occurred.

If a change in control had occurred on the last business day of 2006, the named executive officers would have been entitled to receive benefits valued as follows due to the accelerated vesting of their outstanding long-term incentive awards: Mr. Cazalot, $27,776,096; Ms. Clark, $11,120,564; Mr. Heminger, $5,613,495; Mr. Hinchman, $3,836,593; and Mr. Behrman, $4,058,067. These values were calculated using the 2006 year-end closing market price for Marathon common stock of $92.50.

In addition, if the named executive officers had been terminated on the last business day of 2006 following a change in control, they would have been entitled to receive the change in control severance benefits described above. The value of these additional benefits would have been as follows for the named executive officers: Mr. Cazalot, $16,997,372; Ms. Clark, $5,649,750; Mr. Heminger, $6,924,634; Mr. Hinchman, $9,375,472; and Mr. Behrman, $3,785,569.

Retirement benefits were calculated using the following assumptions: individual life expectancies using the 1984 George Buck Mortality Table weighted 95% male/5% female; a discount rate of 2.50%; the current lump sum interest rate for the relevant plans; and a lump sum form of benefit. Health and welfare benefits reflect the incremental cost of coverage under the policy using the assumptions used for financial reporting purposes under FAS 106. Any 280G excise tax gross-up payments were calculated using the highest marginal tax rates.

Certain Relationships and Related Person Transactions

Officers, Directors and Immediate Family

Grant R. Heminger is a region director for our wholly-owned subsidiary, Speedway SuperAmerica LLC. Grant Heminger is the brother of Gary Heminger, an executive vice president of our Company. In 2006, we paid cash compensation to Grant Heminger in the amount of $122,173.

Bradley D. Heminger is an advanced trader in our international crude supply trading group located in the United Kingdom. Bradley Heminger is the son of Gary Heminger. In 2006, we paid cash compensation to Bradley Heminger in the amount of $82,187. Similar to other U.S. based employees of ours serving on a long-term overseas assignment, he also received allowances for housing, living expenses and foreign service payments in the amount of $116,401, and foreign income taxes were paid on his behalf in the amount of $134,090.

Barclays Global Investors, NA

Barclays Global Investors, NA and its affiliates own greater than five percent of the outstanding common stock of Marathon. In 2006, Marathon and affiliates of Barclays were parties to commodity-based derivative and futures contracts, which resulted in net cash settlement payments to Barclays in the amount of $7.1 million.

Policy and Procedures with Respect to Related Person Transactions

Our Corporate Governance and Nominating Committee adopted a policy with respect to related person transactions. This policy contains procedures for reviewing, approving or ratifying related person transactions. As stated in the policy, it is the Company’s intent to enter into or ratify related person transactions only when the Board of Directors, acting through the Corporate Governance and Nominating Committee, determines that the related person transaction is in the best interests of the Company and its stockholders.

The material features of the policy and procedures for reviewing, approving or ratifying related person transactions are as follows.

•                  In conjunction with the annual directors’ and officers’ questionnaire, each director and executive officer is required to submit the following information: (a) a list of his or her immediate family members; (b) for each person listed and, in the case of a director, the person’s employer and job title or brief job description; (c) for each person listed and the director or executive officer, each firm, corporation or other entity in which such person is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest; and (d) for each person listed and the director or executive officer, each charitable or non-profit organization for which the person is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

•                  With respect to five percent owners, the Company, by examining SEC filings and through the use of Internet search engines is required to create a list, to the extent the information is readily available, of (a) if the person is an individual, the same information as is requested of directors and executive officers under this policy and (b) if the person is a firm, corporation or other entity, a list of principals or executive officers of the firm, corporation or entity.

•                  Prior to entering into a related person transaction (a) the related person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the related person, or (c) the business unit or department leader responsible for the potential related person transaction is required to provide the requisite notice containing the facts and circumstances of the proposed related person transaction.

•                  In the event a related person transaction has not been previously approved or previously ratified, it is required to be submitted to the committee or Chair promptly, and the committee or Chair is required to consider all of the relevant facts and circumstances available.  Based on the conclusions reached, the committee or the Chair is further required to evaluate all options, including ratification, amendment or termination of the related person transaction.  If the transaction has been completed, the committee or Chair is required to evaluate the transaction to determine if rescission of the transaction is appropriate.

•                  At the committee’s meeting in January or February of each fiscal year, the committee is required to review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000.

•                  No immediate family member of a director or executive officer is permitted to be hired as an employee of the Company unless the employment arrangement is approved by the committee. In the event a person becomes a director or executive officer of the Company and an immediate family member of such person is already an employee of the Company, no material change in the terms of employment, including compensation, may be made without the prior approval of the committee.

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple Marathon Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple Marathon stockholders who share your address, then only one proxy statement is being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at (713) 629-6600 (please ask for Investor Relations) or write to us at Marathon Oil Corporation, Investor Relations Office, P.O. Box 3128, Houston, Texas, 77210-3128. Stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy by calling us at the above number or writing to us at the above address.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

William F. Schwind, Jr.
Secretary

March 13, 2007

APPENDIX I

MARATHON OIL CORPORATION

2007 INCENTIVE COMPENSATION PLAN

1.     Plan. The Marathon Oil Corporation 2007 Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of Marathon Oil Corporation, a Delaware corporation (the “Corporation”), to reward certain officers and employees of the Corporation and its Subsidiaries and Non-employee Directors of the Corporation by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Corporation.

2.     Objectives. The Plan is designed to attract and retain officers and employees of the Corporation and its Subsidiaries, to attract and retain qualified directors of the Corporation, to encourage the sense of proprietorship of such officers, employees and directors and to stimulate the active interest of such persons in the development and financial success of the Corporation and its Subsidiaries.  These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Corporation and its Subsidiaries.

3.     Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means (i) with respect to Employee Awards, the Committee, and (ii) with respect to Director Awards, the Board.

“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means any Employee Award Agreement or Director Award Agreement.

“Board” means the Board of Directors of the Corporation.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the independent Committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means Marathon Oil Corporation common stock, par value $1.00 per share.

“Corporation” has the meaning set forth in paragraph 1 hereof.

“Director Award” means any Nonqualified Stock Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Board may establish in order to fulfill the objectives of the Plan.

“Director Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to a Director Award, to the extent the Board determines such agreement is necessary.

“Disability” means a condition that renders the Participant disabled under the terms of the Long Term Disability Plan of Marathon Oil Company, the Speedway SuperAmerica LLC Long Term Disability Plan, or a successor thereto, as applicable.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Employee” means an employee of the Corporation or any of its Subsidiaries.

“Employee Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award, to the extent the Committee determines such agreement is necessary.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if Common Stock is listed on a national securities exchange, the closing sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if Common Stock is not so listed but is quoted on the NASDAQ Stock Market, Inc., the closing sales price per share of Common Stock reported by the NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale is so reported or, at the discretion of the Committee, the price prevailing on the NASDAQ Stock Market, Inc. at the time of exercise, (iii) if Common Stock is not so listed or quoted, the closing bid price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, Inc. or, if not reported by the NASDAQ Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-employee Director” means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Subsidiaries.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Non-employee Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Plan” has the meaning set forth in paragraph 1 hereof.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the

Common Stock subject to such Award is issued (if not previously issued) or is no longer restricted or subject to forfeiture provisions.

“Retirement” means termination on or after the time at which the Employee is eligible for retirement under the Retirement Plan of Marathon Oil Company, the Marathon Petroleum Company LLC Retirement Plan, or a successor thereto, as applicable.  However, the term Retirement does not include (i) an event immediately following which the Participant remains an Employee, or (ii) a termination that does not coincide with the Employee’s retirement under the Retirement Plan of Marathon Oil Company, the Marathon Petroleum Company LLC Retirement Plan, or a successor thereto, as applicable.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.

“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Corporation directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Corporation directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4.     Eligibility.

(a)  Employees. Employees eligible for the grant of Employee Awards under this Plan are those selected by the Committee.

(b)  Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Non-employee Directors.

5.     Common Stock Available for Awards.  Subject to the provisions of paragraph 16 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 17,000,000 shares.  No more than 6,000,000 shares of Common Stock shall be available for Awards other than Options or SARs.  The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited, terminated or expire unexercised shall again immediately become available for Awards hereunder.  Notwithstanding the foregoing, in the case of any SAR settled upon exercise by delivery of shares of Common Stock, the full number of shares with respect to which the SAR was exercised shall count against the number of shares of Common Stock reserved for issuance and shall not again become available under this Plan.  The number of shares of Common Stock reserved for issuance under the Plan shall not be increased by (i) any shares tendered or Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in paragraph

12, or (ii) any shares of Common Stock deducted from an Award payment in connection with the Corporation’s tax withholding obligations as described in paragraph 13 or (iii) any shares of Common Stock purchased by the Corporation with proceeds collected in connection with the exercise of an Option.  The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.  The Board and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.     Administration.

(a)  Authority of the Committee.  This Plan shall be administered by the Committee except as otherwise provided herein.  Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. Subject to paragraph 6(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award or otherwise amend or modify an Employee Award in any manner that is (i) not adverse to the Participant to whom such Employee Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 16(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from the applicable Grant Date.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Employee Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b)  Indemnification.  No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c)   Authority of the Board.  The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards as described above.

(d)  Prohibition on Repricing of Awards.  No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Corporation’s capitalization or a transaction as contemplated in paragraph 16 hereof), if the effect would be to reduce the Grant Price for the shares underlying such Award.

7.     Delegation of Authority.  The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its authority under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Employee Awards.  The Board may delegate to the Chief Executive Officer and to other senior officers of the Corporation its administrative functions under this Plan with respect to Director Awards.  The Committee and Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8.     Employee Awards.

(a)   The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be evidenced in such communications as the Committee deems appropriate, including in an Employee Award Agreement, shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, and may be signed by an Authorized Officer for and on behalf of the Corporation. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Corporation or any of its Subsidiaries, including the plan of any acquired entity.  All or part of an Award may be subject to conditions established by the Committee.  Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as provided in the terms and conditions of the applicable Award.

(i)           Option.  An Employee Award may be in the form of an Option.  An Option awarded to an Employee pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option.  On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date.  Options may not include provisions that “reload” the option upon exercise.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii)          Stock Appreciation Rights.  An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR.  The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both.  The exercise period for an SAR shall extend no more than 10 years after the Grant Date.  SARs may not include provisions that “reload” the SAR upon exercise.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)         Stock Award.  An Employee Award may be in the form of a Stock Award.  The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.  Any Stock Award settled in Common Stock that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a change in control or upon an Employee’s termination of employment by reason of death, Disability or Retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (3) vesting of a Stock Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable.

(iv)         Restricted Stock Unit Awards.  An Employee Award may be in the form of a Restricted Stock Unit Award.  The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee. Any Restricted Stock Unit Award settled in Common Stock that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a change in control or upon an Employee’s termination of employment by reason of death, Disability or Retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Restricted Stock Unit Award that is granted in lieu of salary or bonus, and (3) vesting of a Restricted Stock Unit Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable.

(v)           Cash Award.  An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted to Employees pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(vi)         Performance Award.  Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to an Employee Award that is a Performance Award shall be determined by the Committee.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee and/or the portion that may be exercised.

(A)          Nonqualified Performance Awards.  Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B)           Qualified Performance Awards.  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.  A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Corporation, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies.  A Performance Goal may include one or more of the following:

•                  Stock price measures (including but not limited to growth measures and total stockholder return);

•                  Earnings per share (actual or targeted growth);

•                  Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•                  Economic value added (“EVA”);

•                  Net income measures (including but not limited to income after capital costs and income before or after taxes);

•                  Operating income;

•                  Cash flow measures;

•                  Return measures (including but not limited to return on capital employed);

•                  Operating measures (including but not limited to refinery throughput, oil and gas reserves, and production);

•                  Expense targets (including but not limited to finding and development costs and general and administrative expenses);

•                  Margins;

•                  Reserve replacement ratio, reserve additions, or other reserve level measures;

•                  Refined product measures; and

•                  Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b)   Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i)            no Employee may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 3,000,000 shares of Common Stock;

(ii)           no Employee may be granted, during any calendar year, Employee Awards consisting of Stock Awards or Restricted Stock Units covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (ii) and the limitation set forth in clause (i) above being hereinafter collectively referred to as “Stock Based Awards Limitations”); and

(iii)          no Employee may be granted Qualified Performance Awards consisting of cash in respect of any calendar year having a maximum payment value determined on the Grant Date in excess of $20,000,000.

9.     Director Awards.  The Board may grant Director Awards to the Non-employee Directors of the Corporation from time to time in accordance with this paragraph 9. Director Awards may consist of those listed in this paragraph 9 and may be granted singly, in combination or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion.

(a)  Option. A Director Award may be in the form of an Option.  An Option awarded to a Non-employee Director pursuant to this Plan may consist of a Nonqualified Stock Option.  On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date.  Options may not include provisions that “reload” the option upon exercise.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Non-employee

Directors pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Board.

(b)  Stock Appreciation Rights. A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR.  The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both.  The exercise period for an SAR shall extend no more than 10 years after the Grant Date.  SARs may not include provisions that “reload” the SAR upon exercise.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Non-employee Directors pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Board.

(c)   Stock Awards. A Director Award may be in the form of a Stock Award.  Terms, conditions and limitations applicable to any Stock Awards granted to a Non-employee Director pursuant to this Plan shall be determined by the Board.

(d)  Restricted Stock Unit Awards.  A Director Award may be in the form of a Restricted Stock Unit Award.  The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Board.

(e)   Performance Awards.  Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award.  Terms, conditions and limitations applicable to any Performance Awards granted to a Non-employee Director pursuant to this Plan shall be determined by the Board.  The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Non-employee Director.

10.  Non-United States Participants.  The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.  Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

11.  Payment of Awards.

(a)  General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.  For an Award of Restricted Stock Units, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Administrator may determine.

(b)  Deferral. With the approval of the Administrator, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code, and any provision that would conflict with such requirements shall not be valid or enforceable.  The Administrator may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Administrator. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Administrator, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c)   Dividends and Interest. Rights to (i) dividends will be extended to and made part of any Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit, subject in each case to such terms, conditions and restrictions as the Administrator may establish.  The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments for Awards.

12.  Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”).  Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.  The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

13.  Taxes.  The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

14.  Amendment, Modification, Suspension or Termination of the Plan.  The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) any amendment, modification, suspension, or termination of paragraph 9 of this Plan shall be approved by the Board, (ii) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (iii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation’s stock is listed.

15.  Assignability. Unless otherwise determined by the Administrator and expressly provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution.  The Administrator may, in its sole discretion, permit a Participant to designate a beneficiary with respect to an Award, and in the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail.  The Administrator may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. In no event may an Option or SAR be transferred for consideration. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 15 shall be null and void.

16.  Adjustments.

(a)   The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)   In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, including, without limitation, Options, in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, including, without limitation, Options, in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c)   In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

17.  Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18.  Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan.  Any liability or obligation of the Corporation to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation.  Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19.  Section 409A of the Code.  It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder.  Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

20.  Right to Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.

21.  Successors.  All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

22.  Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

23.  Effectiveness. The Plan was approved by the Board on February 28, 2007.  The Plan will be submitted to the stockholders of the Corporation for approval at the 2007 annual meeting of stockholders and, if approved, will become effective as of March 1, 2007.  If the stockholders of the Corporation should fail to so approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder, if any, shall be null and void.

APPENDIX II

Marathon Oil Corporation

Audit Committee Policy

For

Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

Statement of Purpose and Scope

The purpose of this policy is to provide procedures to comply with Section 202 of the Sarbanes-Oxley Act of 2002 regarding pre-approval of all audit, audit-related, tax and permissible non-audit services provided by Marathon Oil Corporation’s independent auditor. All audit, audit-related, tax and permissible non-audit services, except as noted under the de minimus exception herein, for Marathon Oil Corporation and its consolidated entities (collectively, the “Company”) requires pre-approval by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) prior to commencement of such services from the Company’s independent auditor.

Procedures

The following procedures will be followed for pre-approving all audit, audit-related, tax and permissible non-audit services.

1.               In accordance with Section 202 of the Sarbanes-Oxley Act of 2002, the Committee shall pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under the de minimus exception below. The appendices to this policy describe the audit (Appendix A), audit-related (Appendix B), tax (Appendix C) and permissible non-audit (Appendix D) services that shall be pre-approved by the Committee.

2.               The Committee may pre-approve any audit, audit-related, tax and permissible non-audit services up to one year in advance for the ensuing year.

3.               The Committee may pre-approve services by specific categories pursuant to a forecasted budget.

4.               In the fourth quarter of each year, the Chief Financial Officer (“CFO”) shall present a forecast of audit, audit-related, tax and permissible non-audit services for the ensuing year to the Committee for approval. Throughout the next year on an “as needed” basis, the CFO shall, in coordination with the independent auditor, provide an updated budget of audit, audit-related, tax and permissible non-audit services to the Committee.

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5.               Audit Services.

a.            The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

b.           In addition to the annual audit services approved by the Committee, the Committee may grant pre-approval for other audit services, which are those services that only the independent auditor can provide. The Committee shall pre-approve the audit services listed in Appendix A. All other audit services not listed on Appendix A must be separately pre-approved by the Committee.

6.               Audit-Related Services. Audit-related services are services reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Committee believes that the performance of audit-related services does not impair the independence of the auditor and has approved the audit-related services listed in Appendix B. All other audit-related services not listed on Appendix B must be separately pre-approved by the Committee.

7.               Tax Services. Tax services include services such as tax compliance, tax planning and tax advice. The Committee believes that the performance of tax services does not impair the independence of the auditor and shall pre-approve the tax services listed in Appendix C. All tax services not listed on Appendix C must be separately pre-approved by the Committee.

8.               Permissible Non-Audit Services. Permissible non-audit services are services that are not prohibited services as set forth in Exhibit 1 hereto. The Committee believes that the performance of permissible non-audit services does not impair the independence of the auditor and shall pre-approve the services listed in Appendix D. All permissible non-audit services not listed on Appendix D must be separately pre-approved by the Committee.

De Minimus Exception

The pre-approval requirement for permissible non-audit services provided above is waived, provided the following criteria are satisfied:

1.               the aggregate amount of all such services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the permissible non-audit services are provided;

2.               such services were not recognized by the Company at the time of the engagement to be non-audit services; and

3.               such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members or the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

Notwithstanding this de minimus exception, it is the intent of the Committee that standard practice will be to pre-approve all permissible non-audit services.

Delegation

1.               The Committee may delegate to one or more designated members of the Committee who are independent directors of the Board, the authority to grant pre-approvals required herein. The decisions of any member to whom authority is delegated to pre-approve an activity hereunder shall be presented to the full Committee at each of its scheduled meetings.

2.               Pursuant to the above authority, the Committee hereby delegates pre-approval authority of up to $500,000 to the Chair of the Committee for unbudgeted items. The Chair shall report the items pre-approved under this delegation of authority at the next scheduled Committee meeting.

3.               The Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

Supporting Documentation

When requested by the Committee, the independent auditor shall provide detailed supporting documentation for each service provided hereunder.

Appendix A

Audit Services

The following audit services are subject to pre-approval by the Audit Committee.

•                  Financial Statement Audit — Statutory audits or financial audits for the Company, and subsidiaries and affiliates thereof.

•                  Regulatory Financial Filings — Services related to 1933 and 1934 Act filings with the SEC (e.g., registration statements, and current and periodic reports), including issuance of comfort letters, review of documents, consents, and assistance in responding to SEC comment letters.

•                  Attest Services Required by Statute or Regulation — Attestation services required by statute or regulation including, without limitation, the report on the entity’s internal controls as specified in Section 404 of the Sarbanes-Oxley Act of 2002.

Appendix B

Audit-Related Services

The following audit-related services are subject to pre-approval by the Audit Committee.

•                  Employee Benefit Plan Audits — Audit of pension and other employee benefit plans.

•                  Financial Due Diligence — Assistance in financial due diligence with respect to pre- and post-business combinations, including review of financial statements,

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financial data and records, and discussions with Company or counter-party finance and accounting personnel regarding, among other things, purchase accounting issues.

•                  Application and General Control Reviews — Review of information technology and general controls related to specific applications, including overall general computer controls, excluding those that are a part of the financial statement audit.

•                  Consultations regarding GAAP — Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

•                  Attestation — Attestation and agreed-upon procedures engagements not required by statute or regulation.

•                  Other Audits — Subsidiary, equity investee or other related entity audits or audits of pools of assets not required by statute or regulation that are incremental to the audit of the consolidated financial statements.

Appendix C

Tax Services

The following tax services are subject to pre-approval by the Audit Committee.

•                  Federal and State Tax Compliance — Preparation and/or review of tax returns, including sales and use tax, excise tax, income tax, and property tax. Consultation regarding applicable handling of items for tax returns, required disclosures, elections, and filing positions available to the Company.

•                  International Tax Compliance — Preparation and review of income, local, VAT, and GST tax returns. Consultation regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Preparation or review of U.S. filing requirements for foreign corporations.

•                  Federal and State Tax Consulting — Assistance with tax audits. Responding to requests from the Company’s tax organization regarding technical interpretations, applicable laws and regulations, and tax accounting. Tax advice on mergers, acquisitions, and restructurings.

•                  International Tax Consulting — Assistance with tax examinations. Advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction. Tax advice on restructurings, mergers and acquisitions.

•                  Transfer Pricing — Advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions.

•                  Customs and Duties — Compliance reviews and advice on compliance in the areas of tariffs and classification, origin, pricing, and documentation. Assistance with customs audits.

•                  Expatriate Tax Services — Preparation of individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices.

•                  Executive Tax Services for Calendar Year 2003 Only — Preparation of individual income tax returns, and advice on impact of changes in federal, state and local tax laws.

Appendix D

Permissible Non-Audit Services

The following permissible non-audit services are subject to pre-approval by the Audit Committee.

•                  Assistance with preparation of statutory financial statements

•                  Assistance with filing of statistical information with governmental agencies

•                  Accounting research software license

Exhibit 1

Prohibited Services

The independent auditor shall be prohibited from performing the following services:

•                  Bookkeeping or other services related to the accounting records or financial statements of the audit client;

•                  Financial information systems design and implementation;

•                  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•                  Actuarial services;

•                  Internal audit outsourcing services;

•                  Management functions or human resources;

•                  Broker or dealer, investment adviser, or investment banking services;

•                  Legal services and expert services unrelated to the audit; and

•                  Any other service that the Board determines, by regulation, is impermissible.

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Marathon Oil Corporation 5555 San Felipe Road Houston, TX 77056

c/o National City Bank Shareholder Services Operations Locator 5352 P.O. Box 94509 Cleveland, OH 44101-4509	VOTE BY TELEPHONE
Have this proxy card available when you call the Toll-Free number 1-888-693-8683 using a Touch-Tone phone and follow the simple instructions presented to record your vote.

VOTE BY INTERNET
Have this proxy card available when you access the website http://www.cesvote.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL
Please mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh, PA 15253-9931.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: http://www.cesvote.com	Vote by Mail Return this proxy card in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If voting by telephone or Internet, please do not send this proxy card by mail.

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on April 25, 2007 to be counted in the final tabulation.

è

Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on April 25, 2007.

The undersigned hereby appoints Thomas J. Usher, Clarence P. Cazalot, Jr. and Janet F. Clark, or any of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of Marathon Oil Corporation on Wednesday, April 25, 2007 and at any meeting resulting from an adjournment(s) or postponement(s) thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as directed on reverse side.

Date:	, 2007.

Signature

Signature(if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please give full title as such.

2007 ANNUAL MEETING OF STOCKHOLDERS
ATTENDANCE CARD

You are cordially invited to attend the Annual Meeting of Stockholders on Wednesday, April 25, 2007.

The Meeting will be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 at 10:00 A.M. Central Time.

(Please detach this card from your proxy card and bring it with you as identification.  A map to the meeting site is inscribed on this card for your convenience.  The use of an attendance card is for our mutual convenience, however your right to attend without an attendance card, upon proper identification, is not affected.)

William F. Schwind, Jr.

Secretary

(for the personal use of the named stockholder(s) on the back – not transferable.)

ê Proxy must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. ê

MARATHON OIL CORPORATION	PROXY

You are encouraged to specify your choice by marking the appropriate boxes but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.  The proxies cannot vote your shares unless you sign and return this card.

The directors recommend a vote FOR proposals 1, 2, 3, 4 and 5.

1.	Election of directors for a one-year term expiring in 2008.
	NOMINEES:	(1) Charles F. Bolden, Jr.	❑	FOR	❑	AGAINST	❑	ABSTAIN
		(2) Charles R. Lee	❑	FOR	❑	AGAINST	❑	ABSTAIN
		(3) Dennis H. Reilley	❑	FOR	❑	AGAINST	❑	ABSTAIN
		(4) John W. Snow	❑	FOR	❑	AGAINST	❑	ABSTAIN
		(5) Thomas J. Usher	❑	FOR	❑	AGAINST	❑	ABSTAIN
2.	Ratification of PricewaterhouseCoopers LLP as independent auditor for 2007:
		❑ FOR	❑ AGAINST		❑	ABSTAIN
3.	Approval of 2007 Incentive Compensation Plan:
		❑ FOR	❑ AGAINST		❑	ABSTAIN
4.	Board proposal to amend the Restated Certificate of Incorporation and By-laws to eliminate the supermajority vote provision:
		❑ FOR	❑ AGAINST		❑	ABSTAIN
5.	Board proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of common stock:
		❑ FOR	❑ AGAINST		❑	ABSTAIN
❑	Please check this box if you plan to attend the Annual Meeting.				❑			I consent to access all future proxy material via the Internet.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE